EXHIBIT 10.12

                            STOCK PURCHASE AGREEMENT

     Agreement entered into as of March 12, 1998, by and among Tanox Biosystems, Inc., a Texas corporation having its principal office in Houston, Texas ("Tanox"), and the holders of shares of the capital stock of PanGenetics B.V. (the "Company") affixing their signatures hereto and listed on Annex I hereto (collectively, the "Sellers"). Tanox and the Sellers are sometimes referred to singularly as a "Party" or collectively as the "Parties."

                                   BACKGROUND

     The Sellers own all of the outstanding capital stock of the Company, a private limited liability company organized under the laws of The Netherlands having its principal office in Amsterdam, The Netherlands.

     Subject to the suspensive conditions and contingencies contained herein and as more particularly described hereinafter, this Agreement sets out the terms and conditions of a transaction in which Tanox is purchasing from the Sellers, and the Sellers are selling to Tanox, all of the outstanding capital stock of the Company in return for cash and shares of the common capital stock of Tanox,
 .01 USD par value.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. Where used in this Agreement, the following words and terms shall have the respective definitions (and such definitions shall be equally applicable to the singular and plural forms, and all grammatical variations, of such terms):

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses, resulting from or arising out of a breach of this Agreement, including any of the representations, warranties, covenants and other obligations contained herein.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person.
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     "Confidential Information" shall have the meaning ascribed to it in that certain Confidentiality Agreement between Tanox and the Company effective December 12, 1997.

     "Employee Benefit Plan" means any pension or other retirement plan or arrangement or material fringe benefit plan or program.

     "GAAP" means generally accepted accounting principles as in effect in The Netherlands from time to time.

     "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, including all goodwill associated therewith, and. all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith,
(v) all trade secrets and all other proprietary or confidential, technical, scientific, financial or business information (including ideas, inventions, research and development data, protocols and results, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other proprietary information or rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

     "Liability" means any liability (whether or not known, asserted, contingent, accrued, liquidated, or due), including any liability for Taxes, which is not included in the Financial Statements [as defined in Section IV(E)]or otherwise disclosed in the Disclosure Schedule (as defined in Article
IV) attached hereto.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "R&D Programs" means any and all research and development activities currently being pursued by the Company or in which the Company has an interest of any kind, whether or not such activities or interest relate to the Intellectual Property of the Company or of a third party.

     "Security Interests" means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

     "Taxes" means any state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, profits, withholding, social security (or similar), real property, personal property, sales, use, transfer, registration, value added,

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estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     SECTION 1.2 OTHER DEFINITIONS. The terms used in this Agreement which are defined in (a) the preface of this Agreement, (b) the recitals of this Agreement and (c) the further Sections of this Agreement shall have the respective definitions therein ascribed to them.

                                   ARTICLE II
                      PURCHASE AND SALE OF COMPANY SHARES

     SECTION II.1 PURCHASE AND SALE

          (A) Basic Transaction. On and subject to the terms and conditions of this Agreement, Tanox hereby purchases from the Sellers (including those Sellers which acquired their shares by exercise of options as of the date hereof), and the Sellers hereby sell and shall transfer to Tanox, such number of their shares of capital stock of the Company (the "Company Shares") as is set forth in Annex 2, for an aggregate consideration of up to 278,629 shares of the common stock of Tanox ("Tanox Stock") and up to 613,870 USD cash (collectively, the "Consideration"). The total amount of the Consideration shall be payable in three installments as follows: .

          (a) In accordance with the closing procedure specified in Section II.3 below, Tanox will deliver to Sellers, in the aggregate, 92,878 shares of Tanox Stock and 204,620 USD cash contemporaneously with the execution of this Agreement;

          (b) Subject to the Contingencies, Tanox will deliver to Sellers, in the aggregate, 92,877 shares of Tanox Stock and 204,624 USD cash 18 months following the date of this Agreement ("Closing Date"); and

          (c) Subject to the Contingencies, Tanox will deliver to Sellers, in the aggregate, 92,874 shares of Tanox Stock and 204,626 USD cash 36 months following the Closing Date.

     If for any reason Tanox should fail to complete both the second and third installments as required above, except to the extent same may not be required due to the Contingencies, Tanox shall be required to reassign, transfer and deliver to Sellers two-thirds of the Company Shares. If only the third installment is not made when due, except to the extent same may not be required due to the Contingencies, Tanox shall be obligated to reassign, transfer and deliver to Sellers a sufficient number of the Company Shares to reduce Tanox's ownership in the Company to 49 %. Additionally, any technology rights received

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     by Tanox at Closing shall be reassigned by Tanox to the Company, subject to
     Tanox's right or joint right of ownership, respectively, in any technology and/or products invented or jointly invented by Tanox and the Company and/or Sellers (or anyone of them). Until such time as Tanox has completed delivery of the Total Consideration, as required under this Agreement, the Company, except with consent of M. de Boer as the authorized representative of Sellers, shall not sell, transfer or assign any of its technology or products listed in the Disclosure Schedule except in accordance with the requirements of any obligations existing as of the Closing Date. The signature of M. de Boer on any such sale, transfer or assignment documents shall be conclusive evidence of such consent. Notwithstanding the foregoing, the Company shall be entitled to enter into license or collaboration transactions with third parties without Sellers consent and with Tanox, with the consent of M. de Boer as provided above.

          (B) Suspensive Condition. On and subject to the terms and conditions of this Agreement, Tanox shall be obligated to purchase, and M. de Boer shall be obligated to sell, all of those Company Shares owned by M. de Boer and not included with the Basic Transaction in Section II.1 (A) above (the "Suspended Shares") at such time as the securities of Tanox are registered in an initial public offering under the Securities Act of 1933, as amended, or comparable registration procedures in a foreign jurisdiction or otherwise become publicly tradable, whether directly or indirectly by merger (collectively an "IPO Transaction"). Additionally, M. de Boer shall have the right in his sole discretion to require the purchase of all his Suspended Shares by Tanox in accordance with this Section II.1 (B) (the "Put Option") at any time within five (5) years following the Closing Date; provided, however, that if such Put Option has not been executed within five (5) years following the Closing Date, M. de Boer shall be obligated to sell the Suspended Shares to Tanox at such time in accordance with the terms and conditions applicable to the exercise of such Put Option set forth herein.

     If an IPO Transaction or Put Option occurs prior to 18 months following the Closing Date, all of the Suspended Shares shall be acquired by Tanox for the total consideration in USD cash and Tanox Stock set forth below ("Suspended Consideration"), such Suspended Consideration to be paid at the times indicated, subject to the Contingencies (as defined below):

                                                   Suspended Consideration
                                                -----------------------------
                                                 Cash         Tanox Shares
                                                -------    ------------------
     When acquired .........................    128,710                58,420
     At 18 months after ....................    128,710                58,420
     Closing Date
     At 36 months after ....................    128,710                58,420
     Closing Date

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     If an IPO Transaction or Put Option occurs after 18 months following the
     Closing Date, all of the Suspended Shares shall be acquired by Tanox for the Suspended Consideration set forth below J such Suspended Consideration to be paid the times indicated I subject to the Contingencies:

                                                   Suspended Consideration
                                                -----------------------------
                                                 Cash         Tanox Shares
                                                -------    ------------------
     When acquired .........................    257,420               116,840
     At 36 months after ....................    128,710                58,420
     Closing Date

     If the IPO Transaction or Put Option occurs after 36 months following the Closing Date then all of the Suspended Consideration shall be due and payable at the time of closing of the purchase of the Suspended Shares.

     The closing of the purchase of the Suspended Shares shall occur within thirty days following the closing of the IPO Transaction or receipt of written notice from M. de Boer of the exercise of the Put Option. At closing, all Suspended Shares shall be transferred and delivered to Tanox and Tanox shall deliver the Suspended Consideration then due.

     Tanox and M. de Boer shall cooperate in good faith and execute all documents and take all actions necessary to accomplish a sale and purchase of the Suspended Shares as required hereunder. The transaction contemplated by this Section II.1 (8) shall be effected if and when Tanox may receive written notice from M. de Boer that he desires to effect a Put Option or upon the occurrence of an IPO Transaction.

     Sellers, including M. de Boer, acknowledge that the total amount of the Consideration and Suspended Consideration to be paid by Tanox under Section
     II.1 (A) and this section II.1 (8), respectively, is contingent on certain facts and circumstances regarding the Company's R&D Programs and key employees, as set forth in Section II.4 below (collectively, the "Contingencies").

     SECTION II.2 ALLOCATION OF THE CONSIDERATION. Tanox shall allocate the Tanox Stock and cash portions of the Consideration to the Sellers pro rata to their respective interests in the Company Shares. The allocation of the Consideration in accordance with the foregoing is set forth in Annex 2. The Parties agree that delivery of the Consideration to Sellers as specified in Annex 2 (or as otherwise agreed in Section II.4(A) below) shall satisfy all obligations of Tanox to pay the Consideration and that Tanox shall not have or incur any liability to any Seller as a result of such agreed allocation. Further, for the sole purpose of providing M. de Boer with additional cash to satisfy any liability for taxes, Tanox has agreed that it will accelerate payment of the cash portion of the Consideration to be delivered at 18 and 36 months and also the Suspended Consideration if the Put Option or IPO Transaction has occurred, upon receipt of notice of such request of M. de Boer, accompanied by satisfactory evidence of the amount of the Taxes then due; provided, that the amount accelerated hereunder will not exceed the amount of any such

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liability for Taxes less the aggregate amount of the cash portion of the
Consideration paid at Closing. Tanox shall make any accelerated payment of cash due hereunder within 10 days prior to the date payment of any such Taxes is due.

     SECTION II.3 THE CLOSING. The Parties' acknowledge that closing of the transactions contemplated by this Agreement (the "Closing") and deliveries required in connection with the Closing have taken place in the following manner at the offices of Sellers' attorneys before a notary ("Notary") with legal authority to acknowledge and register the transfer of the notorial deeds of transfer:

          (a) Sellers and Tanox have furnished evidence that all actions r6quired prior to Closing have been completed and any required certificates, instruments, and documents have been executed and delivered, including a Voting Agreement in the form of Exhibit A as provided in
     Section III.1 (I);

          (b) Sellers have transferred to Tanox the required Company Shares, free and clear of all liens, claims, restrictions, encumbrances, or other impediments to the complete, fu)1 and unfettered transfer of ownership thereof, by means of the execution and delivery of a notarial deed of transfer in accordance with the draft of such deed attached as Exhibit B;

          (c) Tanox has delivered to the Sellers the Consideration specified in
     Section II.1 (A) (a) above by delivering a stock certificate to each of the Sellers in the number of shares of Tanox Stock stated beside Sellers' name at the Closing Date on Annex 2 and by wire transfer of the aggregate cash to be paid to Sellers on the Closing Date into the account of the Notary for disbursement to Sellers in accordance with Annex 2; and

          (d) As soon as possible following Closing, shareholders resolutions will be executed to authorize amendment of the articles of association of the Company to read in full as set forth in Exhibit C (subject to a change of the name of the Company in the manner determined by Tanox), and to increase the managing board to include Nancy T. Chang, as chair person, and David Thomas.

At Closing, Sellers, in their position as shareholders of the Company, together with M. de Boer, in his position as managing director, and Tanox, as. purchasing shareholder, expressly agree and consent to appointment of David Anderson as a member, with M. de Boer, of the managing board of the Company and to the requirement that the signatures of at least two managing directors, acting jointly, shall be required to obligate the Company. David Anderson, as a newly appointed managing director, also agrees with the requirement of two signatures.

The additional Consideration anticipated in accordance with Section II.1 (A) (b) and (c) above and the Suspended Consideration as provided in Section II.1 (B) above, both of which are subject to the Contingencies and shall be reduced by any amount accelerated under Section II.2 above, shall be delivered at 18 months and 36 months, respectively, (or as otherwise required) in the manner reasonably requested by the respective Sellers.

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     SECTION II.4 CONTINGENCIES. In the event that certain Contingencies (set forth below) occur, the aggregate maximum amount of the Consideration and Suspended Consideration to be delivered to Sellers and M. de Boer, respectively, in Section II.1 above shall be reduced by the specific amount directly related to each such Contingency as agreed below.

          (A) Key Services. Included as Sellers are a key employee and a key consultant of the Company. The Parties agree that Dr. M. de Boer and Dr. J.W. Larrick (as described and agreed to in their respective employment and consultant agreements, which are intended to be executed simultaneously with this Agreement) will continue with the Company as employee and consultant, respectively, for a minimum of 36 months following the execution of those agreements. The loss of services of Dr. M. de Boer and Dr. J.W. Larrick or their failure to continue, in good faith, to provide the Company with the full benefit (as specified in their respective employment and consulting agreements with the Company) of their scientific capabilities in connection with the pursuit of the R&D Programs and the origination of new research ideas will have a material adverse effect on the Company. Therefore, the loss of services of either or both Dr. M. de Boer or Dr. J. W. Larrick at any time before the end of the 36 month period shall cause the termination, without further liability or obligation of any kind, of Tanox's obligations to deliver the portion of the Consideration and Suspended Consideration (collectively, the "Total Consideration") set forth below for the person whose services have been lost to the Company, or for both of them, if the services of both have been lost to the Company.

                                                     Total Consideration Reduced
     Services Lost                                     Cash     /    Tanox Stock
     -------------                                   ---------------------------
     Prior to 18 months

     Dr. M. de Boer ..............................    271,720            126,667
     Dr. J.W. Larrick ............................    271,720            126,667

     Between 18 and 36 months

     Dr. M. de Boer ..............................    135,860             63,333
     Dr. J.W. Larrick ............................    135,860             63,333

     Such reduction of the Total Consideration shall be deducted from the Consideration due Sellers under Section II.1 (A)(C) above and the Suspended Consideration due M. de Boer under Section II.1 (B) above pro rata to their respective amounts due.

     Notwithstanding the above, if, during the 36 month period following the Closing Date, either the Company or Tanox decides that either Dr. M. de Boer or Dr. J. W. Larrick, or both of them, are no longer needed by either the Company or Tanox and requests their termination (for other than breach of their respective employment and consulting agreements for an important or urgent cause as

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     defined in the Dutch Civil Code), all remaining Consideration and Suspended
     Consideration otherwise due will continue to be due and will be delivered as provided in Section II.1 in accordance with Annex 2.

          (B) Upither B. V. The Company and the Faculty of Veterinary Medicine of Utrecht University ("FVM-UU") are parties to a shareholders' agreement and letter of intent which provide certain rights to the Company to license technology, including patents and biological materials, owned in whole or in part by FVM-UU, relating to HSP vaccines and MT hsp 60 peptides (collectively; "HSP Products") and novel autoantigens ("Other Products"). The Company and FVM-UU are currently pursuing negotiations to finalize an agreement(s) to clearly establish the objectives of Upither B. V. and the rights of the Company to technologies, biological materials and patents necessary to permit the Company to develop and commercialize HSP Products and Other Products alone or in collaboration with other third parties, including Yamanouchi. The Company has represented that such negotiations can be concluded on a basis at least as. favorable to the Company as contemplated by the shareholders' agreement dated as of June 6, 1996, and/or letter of intent dated as of June 17, 1997, which agreements are identified more -particularly on the Disclosure Schedule and that certain letter of intent, a copy of which is attached to this Agreement as Exhibit D, which is intended to supersede the shareholder's agreement and prior letter of intent. Failure of the Company to be able to secure rights to the HSP Products and Other Products within six (6) months following Closing at least in the manner and to the extent contemplated by foregoing agreements (providing that sufficient funds are available as required to conclude the contemplated transactions with FVM-UU) shall result in a termination of Tanox's obligation to deliver the third installment of the Consideration due Sellers under Section II.1 (A)(c) above and one-third of (i) the sum of the Consideration paid to M. de Boer at Closing plus (ii) the total Suspended Consideration due M. de Boer under Section II.1 (B) above. If the rights to be secured as contemplated in the preceding sentence are secured in part but not in full, the Parties shall agree on an appropriate reduction of the Total Consideration that is less than the reduction contemplated by the preceding sentence.

          (C) Origination of Additional Projects. An objective of the Company following Closing is to originate at least three (3) additional projects ("New Projects") which may be pursued by either the Company and/or Tanox (excluding any projects or ideas identified on the summary description of the Company's "Project priorities 1998" dated January 1998 and provided to Tanox prior to the Closing). New Projects which are originated shall be projects of evident scientific merit based on review and recommendation for further research and development by both (i) an internal scientific review committee which includes representatives of both Tanox and the Sellers and
     (ii) the independent scientific advisors to Tanox which are members of Tanox's Scientific Advisory Board or similar scientific consultants. Failure of the Company to originate at least three New Projects prior to delivery of the Consideration due Sellers under Section II.1 (A)(c) above shall result in a reduction of the Total Consideration as follows:

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     No. of Projects Originated              % of Total Consideration Reduced
     --------------------------              --------------------------------
               -0-                                          30%
                1                                           20%
                2                                           10%

     Such reduction of the Total Consideration shall be deducted from the Consideration due Sellers under Section II.1 (A)(c) above and the Suspended Consideration due M. de Boer under Section II.1 (B) above. pro rata to their respective amounts due.

          (D) Subsidy Agreements. The Company is a party to certain subsidy agreements pursuant to which it receives certain funding, including an agreement with the Dutch government relating to the B7 imrnunotoxin/P8TS project and an agreement including the European Community relating to the Company's project to develop CD40 Products. The Company has certain obligations under these agreements and the agreements also require certain notices and approvals in connection with changes of ownership of the Company. Any net negative change in aggregate subsidy received from the current status of the subsidies the Company has received, or has received notice of commitments to receive, which occurs during the 36 months following the Closing Date, will be deducted from the third installment of the Consideration due Sellers under Section II.1 (A)(c) above and the Suspended Consideration due at such time to M. de Boer under Section II.1
     (B) above. Such deduction will be allocated among the Sellers pro rata to their respective amounts due.

          (E) Adverse Consequences. If Tanox or the Company should suffer any Adverse Consequences or incur any Liability, Tanox shall have the right to set-off any costs and expenses incurred as a result of such Adverse Consequences or Liability pro rata against the Total Consideration remaining undelivered at such time as it becomes due. If such costs and expenses exceed the outstanding cash portion of the Total Consideration, Tanox shall have the right to reduce the Total Consideration by an agreed number of shares of Tanox Stock equivalent in value to all of such costs and expenses.

     SECTION II.5 DISAGREEMENTS REGARDING CONTINGENCIES. If any disagreement should arise regarding Tanox's obligation hereunder to deliver the Total Consideration or regarding the amounts of any off-sets or reductions to the Total Consideration required pursuant to the Contingencies, as set forth above, the Parties first will attempt to resolve such disagreement with good faith negotiations between senior management of Tanox and the Sellers, which shall be represented by one or more duly authorized representatives. If such negotiations between senior management of Tanox and the Sellers are not successfully resolved within 60 days following the written request of Sellers to initiate such negotiations, Sellers may require that any such disagreement be resolved by appointment of an expert by each Party, in accordance with the customary practice for such appointment in The Netherlands, who together shall have authority to reach an agreed determination of whether or not or to what extent the Total Consideration should be delivered and/or an offset to the Total Consideration should be permitted under

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the circumstances. Should the two experts fail to reach agreement within 45 days after their appointment, then they shall jointly select a third expert within 30 days who, in consultation with each Party's expert, shall reach a decision within 30 days following his appointment and whose opinion will be binding on the Parties. Following resolution of any such disagreement, Tanox shall immediately deliver any portion of the Total Consideration which may then be due. This Section II.5 shall be applicable only to disagreements regarding the affect of the Contingencies on the Total Consideration due under this Agreement and shall not apply to any other disputes, breaches or defaults claimed by a Party.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                           CONCERNING THE TRANSACTION

     SECTION III.1 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers jointly and severally represent and warrant to Tanox that the statements contained in this Section III.1 are true, correct and complete as of the date of this Agreement and, with respect to M. de Boer, as of the date of the closing for any Suspended Shares.

          (A) Legal Form of the Sellers. M. de Boer, L. Boon, and M.T. den Hartog are individual residents of The Netherlands. J.S. Price, J. W. Larrick, and R.F. Balint are individual residents of the United States. Each of PanResources International and Andries de Nooij B. V. is duly organized and validly existing under the laws of the jurisdiction of its incorporation.

          (B) Authorization of Transaction. Each of the Sellers has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Sellers, enforceable in accordance with its terms and conditions. None of the Sellers need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (C) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Sellers are subject or (if applicable) any provision of its charter, bylaws, or articles of association or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any 1 of the Sellers is a party or by which any of the Sellers is bound.

          (D) Company Shares. At Closing, the Sellers hold of record and own beneficially 100% of the outstanding Company Shares and any and all other interests of any nature in and to the Company Shares, and there are no restrictions on transfer which prohibit or are violated by this transaction. The

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     Company Shares are free and clear of all Taxes, Security Interests, contracts, commitments, claims, or other encumbrances of any nature. The total Company Shares set forth under "Consideration for Basic Transaction" in Annex 2 includes all of the Company Shares owned by all Sellers except for M. de Boer. All of the Company Shares owned by M. de Boer are included in the aggregate under "Consideration for Basic Transaction" and "Consideration Subject to Suspensive Condition" on Annex 2.

          (E) Company Properties. None of the Sellers has any right, title or interest in or to any property , asset or right owned or used by the Company in the conduct of its business, except as has been transferred, assigned, and conveyed to the Company and/or Tanox on or prior to the Closing Date as a part of this transaction (which transfer includes the individual rights of Mark de Boer to gene therapy applications for anti-CD40 monoclonal antibodies.)

          (F) Brokers' Fees. None of the Sellers has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Tanox could become liable or obligated.

          (G) Investment. Each of the Sellers (i) understand that Tanox Stock has not been, and will not be, registered under the Securities Act of 1933, as amended ("Securities Act"), or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring Tanox Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Tanox and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding Tanox Stock, and (v) is able to bear the economic risk and lack of liquidity inherent in holding Tanox Stock.

          (H) No Transfer; Holding Requirements. Each Seller covenants that in no event will such Seller sell, transfer, convey, hypothecate or otherwise dispose of any interest in Tanox Stock (other than in conjunction with an effective registration statement under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) each Seller shall have notified Tanox of the proposed disposition and shall have furnished Tanox with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Tanox, each Seller shall have furnished Tanox with an opinion of counsel reasonably satisfactory in form and substance to Tanox to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local or foreign law has been taken.

          Each Seller understands that if Tanox does not register its common stock under Section 12 or become subject to Section 15( d) of the Securities Exchange Act of 1934, as amended ("Securities Exchange Act") or supply information pursuant to Rule 15c2-11 thereunder or if a registration statement covering the Tanox Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act governing Tanox Stock) under the Securities Act is not in effect when it desires to sell Tanox Stock, such Seller may be required to hold Tanox Stock for an indeterminate period. Each Seller also understands that any sale of Tanox Stock that might be made by such Seller in reliance upon Rule 144 under the Securities Act may in certain instances be made only in limited amounts in accordance with the terms and conditions of that rule.

          (I) Unregistered Securities; Restrictions; Legend. Each Seller understands that the Tanox Stock has not been registered under the Securities Act and will be issued in reliance upon an exemption from the registration requirements thereof. Additionally, each Seller acknowledges that the Tanox Stock is subject to a Voting Agreement executed by Sellers on the Closing Date in the form of agreement attached hereto as Exhibit A. Each Seller acknowledges that the certificates representing Tanox Stock shall each bear restrictive legends-. substantially as follows:

          "THESE-SECURIT1ES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

          PREEMPTIVE RIGHTS TO ACQUIRE UNISSUED OR TREASURY SHARES OF THE COMPANY AND CUMULATIVE VOTING OF SHARES ARE DENIED TO THE SHAREHOLDERS BY THE ARTICLES OF INCORPORATION. A COMPLETE STATEMENT OF THE DENIAL OF SUCH RIGHTS IS SET FORTH IN THE ARTICLES OF INCORPORATION AS FILED IN THE OFFICE OF THE SECRETARY OF STATE AND A COPY OF SAME WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE UPON REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

          THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT, ENTERED INTO AS OF, 1998, A COUNTERPART OF WHICH HAS BEEN DEPOSITED WITH THE COMPANY AT ITS PRINCIPAL OFFICE."

     SECTION III.2 REPRESENTATIONS AND WARRANTIES OF TANOX. Tanox represents and warrants to the Sellers that the statements contained in this Section III.2 are true, correct and complete as of the date of this Agreement and as of the date of the closing for any Suspended Shares.

          (A) Organization of Tanox. Tanox is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (B) Authorization of Transaction. Tanox has full power and authority to execute and deliver t is Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Tanox, enforceable in accordance with its terms and conditions. Tanox need not give any notice to, make any f ling with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this agreement.

          (C) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Tanox is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or, right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Tanox is a party or by which it is bound.

          (D) Brokers' Fees. Tanox has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

          (E) Investment Tanox is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or wit the intention of effecting any sale or transfer thereof in contravention of any applicable laws, rules or regulations of The Netherlands.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                             ONCERNING THE COMPANY

     For the benefit and with full authority of all Sellers, and with all Sellers agreeing to be bound thereby, M. de Boer and J.W. Larrick, jointly and severally, represent and : warrant to Tanox that the s1atements contained in this Article IV are true, correct and complete as of the date of this Agreement and as of the date of the Closing for any Suspended Shares, except a set forth in the disclosure schedule arranged in paragraphs corresponding to the numbered Sections contained in this Article IV and attached hereto (the "Disclosure Schedule").

          (A) Organization, Qualification, and Corporate Power. The Company is a private limited liability company duly organized and validly existing under the laws of the jurisdiction of its incorporation. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. M. de Boer is the managing director of the Company and there are no other directors and officers of the Company, except for J.W. Larrick (President of the Company) and J.S. Price who occupy informal positions as a board of directors or business advisors to the Company. The Sellers have delivered to Tanox correct and complete copies of the articles of association of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), and the register of shareholders of the Company are correct and complete (following inclusion in the minute books of a resolution ratifying issuance of Company Shares to Andries de Nooij B.V. and inclusion in the register of Shareholders the names of the Sellers which have exercised options immediately preceding this transaction). The Company is not in default under or in violation of any provision of its articles of association.

          (B) Capitalization. At Closing, the entire authorized capital stock of the Company consists of 2,000,000 Company Shares, of which 466, 164 Company Shares are issued and outstanding. All of the issued and outstanding Company Shares are now duly authorized, validly issued, fully paid, and are held of record and beneficially by the Sellers. Following the exercise of options concurrently with this transaction, there remain no outstanding or authorized options, warrants, subscription rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no other agreements or understandings with respect to the voting of the capital stock of the Company.

          (C) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the articles of association of the Company or (ii) except as set forth on the Disclosure Schedule relating to certain grant or subsidiary funding, conflict with, result in a breach of, constitute a default under, result in the acceleration of or right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, although notices are required in connection with agreements relating to certain of the R&D Programs as disclosed on the Disclosure Schedule.

          (D) Brokers' Fees. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (E) Financial Statements. Attached hereto as Exhibit E are the most current financial statements (collectively the "Financial Statements") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that they may be subject to normal year-end adjustments (which will not be material individually or in the aggregate).

          (F) Title to Assets; Business. The Company owns the furniture, equipment and other properties used in its business free and clear of any Security Interests or other encumbrances and is not in default under any leases covering its facilities, all as shown on its Financial Statements. Sellers have fairly described the R&D Programs and their current status to Tanox and the Contingencies accurately reflect the material issues associated with such R&D Programs.

          (G) Subsidiaries. The Company has no Subsidiaries. The Company owns a one-third interest in Upither B.V., a company formed jointly with FVM-UU (which owns a two-thirds interest).

          (H) Events Subsequent to Financial Statements. Except as set forth on the Disclosure Schedule, since the date of the Financial Statements there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company.

          (I) Undisclosed Liabilities. The Company has no Liabilities or possible Liabilities which are known, except for (i) Liabilities set forth on the face of the Financial Statements or which may have arisen in the ordinary course of business since the date of the Financial Statements,
     (ii) Liabilities which could result from or relate to the Contingencies and
     (iii) Liabilities which may arise under the material contracts and agreements disclosed in Section IV(N) below.

          (J) Legal Compliance. The Company has complied with all applicable laws to which it is subject, and no actions, proceedings or investigations of any nature have been commenced against the Company alleging any failure so to comply.

          (K) Tax Matters. The Company has filed all Tax Returns that it is required to file (and no extension of time to file is in effect) and all Taxes owed have been paid. All such Tax Returns are correct and complete in all respects and there is no reason for any claims or disputes to be asserted by any taxing authority. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. The Sellers have delivered to

     Tanox correct and complete copies of all Tax Returns, and any documents or correspondence relating thereto. There will be no liability for Taxes incurred by Tanox as a result of this transaction except for a 1% capital tax owed by the Company as a result of the exercise by certain Sellers of their respective options as of the date of this Agreement. The Tax Returns delivered to Tanox disclose the following information with respect to the Company as of their respective dates: (i) the basis of the Company in its assets and (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, or unused foreign taxes.

          (L) Real Property. The Company owns no real property. The Sellers have delivered to Tanox correct and complete copies of all leases and subleases for all real property leased or subleased to the Company. With respect to each lease and sublease delivered to Tanox, there are no disputes or oral agreements among, or defaults of any party to, such leases or subleases. All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

          (M) Intellectual Property.

          (a) As disclosed to Tanox in writing prior to the Closing Date, the Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary to pursue the R&D Programs as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing. The Company has taken reasonable actions to maintain and protect each item of Intellectual Property that it owns or uses.

          (b) As disclosed to Tanox prior to the Closing Date, Sellers are aware of certain material Intellectual Property rights of third parties which could adversely affect the Company's ability to pursue the R&D Programs and commercialize any resulting products or technologies. None of the Sellers of the Company has ever received any complaint, claim, demand, or notice alleging any opposition, interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party), except as disclosed in writing to Tanox prior to the Closing Date or included in the Contingencies. The Sellers are not aware that any third party has interfered with, infringed Upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (c) The Disclosure Schedule identifies each patent and each pending patent application which has been issued or which the Company has submitted with respect to any of its Intellectual Property, and identifies under
     Section IV (N) each license, collaboration agreement, or other consent which the Company has granted to or received from any third party with respect to Intellectual Property (excluding any confidentiality and material transfer agreements made available to Tanox for review prior to the Closing Date). The Sellers have delivered to Tanox correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to Tanox correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. The Disclosure Schedule also identifies each trade name or unregistered trademark used by the Company in connection with its businesses. Sellers have disclosed in writing to Tanox prior to the Closing Date all material facts and circumstances of which they are aware which would adversely affect either the Intellectual Property of the Company or its R&D Programs.

          (N) Contracts. Except as disclosed in this Agreement or listed on the Disclosure Schedule, there are no other material contracts and agreements to which the Company is a party, excluding employment, confidentiality and material transfer agreements entered into the normal course of the Company's business, which have been provided to Tanox for review and which Sellers represent and warrant will have no material adverse effect on the R&D Programs or Intellectual Property of the Company. With respect to all agreements of the Company, except as may be contemplated by the Contingencies, Sellers are aware of no breach or default by any p-arty, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreements, and no party has repudiated any provision of any of the agreements except for such of the foregoing circumstances which have been disclosed in writing to Tanox.

          (O) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on the Financial Statements and on its books and records, are valid receivables subject to no material setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts.

          (P) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

          (Q) Insurance. The Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty , liability , and workers' compensation coverage) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past two years:

          (a) the name, address, and telephone number of the agent;

          (b) the name of the insurer, the name of the policy holder, and the name of each covered insured;

          (c) the policy number and the period of coverage;

          (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

     With respect to each such insurance policy: (i) the policy is in full force and effect; and will continue on identical terms until renewal is required according to its terms; and (ii) neither the Company (whether or not known to the other party) nor any other party to the policy is in breach or default under the policy.

          (R) Litigation. There is no litigation or existing or potential claims or disputes of which Sellers are aware, except as may have been disclosed in the Contingencies, whether with a governmental or administrative agency or other third party. The Company has fulfilled or can timely fulfill all of its contractual obligations under research and other contracts with third parties, except as otherwise stated on the Disclosure Schedule.

          (S) Research Product Liability. The Company has no Liability (and Sellers are not aware of any reason for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or Sellers giving rise to any Liability) arisil:1g out of any injury to individuals or property as a result of any research conducted for third parties or the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

          (T) Employees. The Sellers are not aware that any key employee has any plans to terminate employment with the Company. The Company is not a party, to or bound by any collective bargaining agreement, nor has the Company experienced any collective bargaining disputes of any nature. The Company has not committed any unfair labor practice. None of the Sellers is aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

          (U) Employee Benefits. The Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes. Each such Employee Benefit Plan complies with and has been maintained in all respects in accordance with the applicable requirements of any applicable law or regulation and all required contributions have been made. The Sellers have delivered to Tanox correct and complete copies of the plan documents, including all agreements or documents related to the plan, summary plan descriptions and the most recent correspondence and reports received from or filed with applicable governmental authorities.

          (V) Guaranties. The Company is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person, including the Sellers.

          (W) Environment, Health, and Safety. The Company has complied with any and all applicable environmental, health, and safety laws, rules and regulations relating to its business or covering its employees.

          (X) Certain Business Relationships with the Company. Except for agreements evidencing employment and consulting relationships with the i

     Company which have been provided to Tanox prior to the Closing Date and any other arrangements or relationships disclosed in the Disclosure Schedule, none of the Sellers has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of the Sellers or any of their Affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

          (Y) Disclosure. The representations and warranties contained in this
     Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV not misleading.

                                   ARTICLE V
                             PRE-CLOSING ACTIVITIES

     Prior to the execution of this Agreement, the Parties have completed the following necessary activities and/or operated in accordance with the following from the date of the Financial Statements.

          (A) Notices; Consents; Etc. The Sellers and/or the Company, as appropriate, have given any notices to third parties, and obtained any third-party consents, authorizations or approvals that are necessary or reasonably requested by Tanox in connection with this transaction and any matters specifically referenced in this Agreement, including any from governmental agencies. Without limiting the generality of the foregoing, each of the Parties have filed (and the Sellers will cause the Company to file) any reports or other filings that it may be required or advisable to file with any applicable governmental authority regarding the transactions contemplated by this Agreement.

          (B) Business Activities. The Sellers have not permitted the Company to engage in any practice, take any action, or enter into any transaction outside the normal activities required to maintain and preserve the R&D Programs and other business of the Company.

          (C) Closing Preparations. The Sellers have accomplished all actions necessary to assure that the representations and warranties are true and correct and all activities necessary to the Closing are completed, including, without limitation, the exercise by certain Sellers of options for depository receipts issued by the Foundation Trust Office PanGenetics
     8. V. ("FTO-PG") and subsequent dissolution of FTO-PG and delivery to such Sellers, respectively, of the Company Shares due them upon such dissolution.

          (D) Resignations. Tanox has received the resignations, effective as of the Closing, of Sellers from all positions they hold with the Company other than those as employees under their respective employment agreements or as otherwise required by Tanox to be continued, as specified in this Agreement or in writing prior to the Closing.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

     The Parties agree as follows with respect to the period following the Closing.

          (A) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section VII.2 below). The Sellers acknowledge and agree that from and after the Closing Tanox will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

          (B) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section VII.2 below).

          (C) Transition. Except as agreed by Tanox, the Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, vendor, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

          (D) Confidentiality. The Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with their continuing duties as employees, consultants and/or collaborators to Tanox and/or the Company, and deliver promptly to Tanox or the Company or destroy, at the request and option of Tanox or the Company, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Sellers are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Sellers will notify Tanox or the Company promptly of the request or requirement so that Tanox may seek an appropriate protective order and/or take reasonable and lawful actions to avoid or minimize the degree of such disclosure or waive compliance with the provisions of this Section
     VI.4. The foregoing provisions shall not apply to any Confidential Information which was generally available to the public at the time of disclosure.

          (E) Covenant Not to Compete. For a period of five years from and after the Closing Date, the Sellers will not develop any products or initiate any scientific, technical or drug development programs directly competitive with any of the Company's active projects; provided, however, that ownership of less than 1% of the outstanding stock of any publicly traded corporation shall riot be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section VI.(E) is invalid or unenforceable, the Parties agree that the court making the determination of validity , or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                                  ARTICLE VII
                    REMEDIES FOR BREACHES OF THIS AGREEMENT

     SECTION VII.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect thereafter until the expiration of 36 months following the Closing Date. Except as otherwise provided in Article VI and this Article VII the terms and conditions of this Agreement will expire four (4) years following the date hereof .

     SECTION VII.2 INDEMNIFICATION. In the event a Party breaches (or in the event any third party alleges facts that, if found to be true, confirm that a Party has breached) any of its representations, warranties, covenants, and other obligations contained herein, then the breaching Party agrees to indemnify the other Party from and against any Adverse Consequences the other Party may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the other Party may suffer after the end of any applicable survival period but not including the Contingencies except to the extent any Adverse Consequences resulting from the Contingencies exceed the Consideration not yet delivered to Sellers, but in no case is it intended that such indemnification exceed the total value of the Consideration) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

     SECTION VII. 3 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory I equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. The Sellers jointly and severally agree that they will not make any claim for indemnification against the Company by reason of the fact that they were a stockholder, director, officer, employee, or agent of the Company or were serving at the request of the Company as a partner, trustee, director, officer, employee, or agent of another entity with respect to any action, suit, proceeding, complaint, claim, or demand brought by Tanox against the Sellers.

                                  ARTICLE VIII
                                 MISCELLANEOUS

     SECTION VIII.1 RESCISSION. On or before 90 days from the Closing Date
Tanox shall notify the Sellers pursuant to the provisions of Section VIII.7 of any Adverse Consequences exceeding 500,000 USD that Tanox will experience as a result of the Contingencies or from a breach of this Agreement by Sellers occuring on or before 90 days from the Closing Date. If such Adverse Consequences are not resolved to the mutual satisfaction of the Parties, Tanox may elect to rescind this Agreement or recoup such Adverse Consequences as set forth in Section II.4. In the event of rescission, Tanox shall give two business days' notice to the Sellers. Upon the expiration of "such notice period, the following shall occur, as applicable: (i) Tanox shall endorse and tender to the Sellers stock certificates representing all Company Shares delivered, (ii) the Sellers shall pay to Tanox the cash portion of the Total Consideration paid to Sellers at the Closing, plus interest thereon which Tanox lost from the Closing Date through the date of payment, (iii) Tanox Stock shall be canceled, and all certificates returned by Sellers to Tanox, and (iv) the Parties shall use all reasonable efforts and shall execute and deliver such other documentation as may be necessary to effectuate the rescission of this Agreement and the transactions contemplated thereby.

     SECTION VIII.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. Except for an agreed press release which will be issued following the Closing Date, the Sellers shall not issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Tanox.

     SECTION VIII.3 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     SECTION VIII.4 ENTIRE AGREEMENT. This Agreement (including the agreements and documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof .

     SECTION VIII.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     SECTION VIII.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     SECTION VIII.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by, registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               IF TO THE SELLERS:
               Jim Larrick                 AND          Mark deBoer
               2462 Wyandotte Street                    1105 BE Amsterdam
               Mountain View, CA 94043                  The Netherlands
               Fax: 415-694-7717                        Fax: 011-31-20-4332317

               IF TO TANOX:
               Nancy Chang, President and CEO
               Tanox Biosystems, Inc.
               10301 Stella Link
               Houston, Texas 77035
               Fax: 713-664-8914

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary, mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the person or address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     SECTION VIII.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. The courts in Houston, Harris County, Texas shall have personal jurisdiction over the parties hereto. If service of process cannot otherwise be effected, it is agreed that the Secretary of State for the State of Texas shall be an agent of each of the parties hereto to receive service of process.

     SECTION VIII.10 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Tanox and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any, prior or subsequent default, misrepresentation, or
 .breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     SECTION VIII.11 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability, of the offending term or provision in any other situation or in any other jurisdiction.

     SECTION VIII.12 EXPENSES. Each of the Parties and the Company will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Sellers agree that the Company has not borne or will not bear any of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     SECTION VIII.13 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

     SECTION VIII.14 INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     IN WITNESS WHEREOF. the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

PanResources International N.V.        TANOX BIOSYSTEMS, INC.
By:/s/ HERMAN J. BEHR                  By:__________________________
Name:  HB Management N.V.              Name:________________________
Title: Managing Director               Title:_______________________

Andries de Nooij B.V.                  Managing Board of PanGenetics B.V
By:__________________________          _____________________________
                                       M. de Boer, Ph.D.

Name:________________________          _____________________________
                                       David Anderson
Title:_______________________

_____________________________
M. de Boer, Ph.D.

/s/ J.W. LARRICK
J.W. Larrick, M.D., Ph.D.

/s/ J.S. PRICE
J.S. Price, Ph.D.

/s/ R.F. BALINT
R.F. Balint, Ph.D.

_____________________________
M. T. den Hartog. Ph.D.

_____________________________
L Boon, Ph.D.

                                    ANNEX I
                      LIST OF SELLERS AND SHARES PURCHASED

NAME                                                      SHARES     % OWNERSHIP
----                                                      -------    -----------
PanResources International N. V ......................    200,000         42.904
Andries de Nooij B.V .................................     21,164          4.540
M. de Boer ...........................................     10,000          2.145
J.W. Larrick .........................................     20,000          4.290
J.S. Price ...........................................     10,000          2.145
R.F. Balint ..........................................     10,000          2.145
M. T den Hartog ......................................      7,500          1.609
L. Boon ..............................................      7,500          1.609
                                                          -------    -----------
Total ................................................    286,164          6.387

ANNEX 2
CONSIDERATION FOR BASIC TRANSACTION

                  NAME                                    CASH*     TANOX SHARES
                  ----                                   -------    ------------
CLOSING DATE
              PanResources International N.V              143011           51174
              Andries de Nooij B. V                        15134           20607
              M. de Boer                                    7150            3246
              J.W. Larrick                                 14301            6491
              J.S. Price                                    7150            3246
              R.F. Balint                                   7150            3246
              M.T. den Hartog                               5362            2434
              L. Boon                                       5362            2434
                                                         204,620          92,878
18 MONTHS
              PanResources International N.V              143011           71780
              Andries de-Nooij B.V                         15133
              M. de Boer                                    7151            3246
              J.W. Larrick                                 14301            6491
              J.S. Price                                    7151            3246
              R.F. Balint                                   7151            3246
              M.T. den Hartog                               5363            2434
              L. Boon                                       5363            2434
                                                         204,624          92,877
36 MONTHS
              PanResources International N.V              143011           71780
              Andries de Nooij B.V                         15133
              M. de Boer                                    7151            3245
              J.W. Larrick                                 14301            6491
              J.S. Price                                    7151            3245
              R.F. Balint                                   7151            3245
              M.T. den Hartog                               5364            2434
              L. Boon                                       5364            2434
                                                         204,676          92,874

                 CONSIDERATION SUBJECT TO SUSPENSIVE CONDITION

                  NAME                                    CASH*     TANOX SHARES
                  ----                                   -------    ------------
              M.deBoer                                    386130          175260
*USD

                                   EXHIBIT A
                            Form of Voting Agreement

                                VOTING AGREEMENT

     This Voting Agreement ("Agreement") is entered into as of March ___, 1998 by and among PanResources International, Ltd.J Andries de Nooij B.V., M. de Boer, J.W. Larrick, J.S. Price, R.F. Balint, M.T. den Hartog, and L. Boon (hereinafter referred to as the "Share Recipients") and Nancy T. Chang (collectively, Nancy T. Chang and the Share Recipients are referred to as "Shareholders").

                                   RECITALS:

     Share Recipients have entered into an agreement ("Stock Purchase Agreement") with Tanox Biosystems, Inc. (the "Company"), under which the Company has acquired all of Share Recipients' shares of capital stock in PanGenetics, B.
V. for the consideration agreed in the Stock Purchase Agreement, which consideration includes certain shares of the common stock of the Company.

     Nancy T. Chang (sometimes referred to hereinafter as "Dr. Chang") is a substantial shareholder of the Company and is also the Chairman of the Board of the Company. Dr. Chang also is a party to certain other voting agreements and is the trustee under certain voting trust agreements. It is the objective of the Shareholders to vote their shares together to make more effective the Share Recipients' participation in the election of directors of the Company and to secure continuity and stability of policy and management of the Company by uniting the Shareholders' voting power pursuant to their ownership of the common stock of the Company.

     All shares of common stock of the Company owned or held, legally or beneficially, directly or indirectly, of record or otherwise, by the Shareholders shall be collectively referred to herein as the "Stock". Any additional shares of common stock or other voting securities of the Company which may be owned, held or acquired in any manner, legally or beneficially, directly or indirectly, of record or otherwise, by the Shareholders at any time during the term of this Agreement, whether issued incident to the terms of the Stock Purchase Agreement or through any stock split, reverse stock split stock, dividend, increase in capitalization, recapitalization, merger, consolidation or other reorganization or like transaction and received with respect to Stock then subject to this Agreement, shall be included within the term "Stock" as used herein and shall be subject to the terms of this Agreement.

     In consideration of the premises, the mutual covenants and agreements contained in this Agreement, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. JOINT ACTION. During the term of this Agreement, all of the shares of Stock subject to this Agreement shall be voted as a unit together with the shares held by Nancy T. Chang for the election of Nancy T. Chang, or a replacement designated by her, and such other persons as,may be nominated by the Board of Directors or a nominating committee, as provided in the Bylaws of the Company, as directors of the Company. Such persons are referred to herein singularly as a "Designated Director" and collectively as the "Designated Directors" to reflect their status as directors, if elected. The Share Recipients have each executed an irrevocable proxy, incorporated herewith and attached hereto for execution as Attachment 1, for purposes of implementing this Agreement and have appointed Nancy T. Chang and/or a substitute identified therein as their attorney and agent to vote their shares in accordance with this Agreement in all elections of directors so long as this Agreement remains in effect.

     2. DEATH. INCAPACITY. RESIGNATION OR REMOVAL OF DESIGNATED-DIRECTOR. In the event of the death, incapacity, resignation or removal of any Designated Director other than Dr. Chang, the vacancy on the Board of Directors created by such event shall be filled by the Board of Directors in accordance with the Company's Bylaws. In the event of the death, incapacity, or resignation of a Designated Director of Dr. Chang, she shall be entitled to nominate a replacement for her Designated Director and to fill any such vacancy at a special meeting of the shareholders of the Company, called in accordance with the Company's Bylaws.

     3. ACCESS TO AGREEMENT. A copy of this Agreement and of every amendment or supplement hereto shall be filed at the principal office of the Company in Houston, Texas, and shall be open to inspection by any holder of Stock, in person or by agent or attorney, daily during business hours, to the same extent as such holder would be entitled to examine the books and records of the Company. 4. Stock Certificates. During the term of this Agreement, each certificate representing ownership of the Stock, and each certificate which may be issued and delivered by the Company upon transfer of such certificate, shall contain a legend in substantially the following form:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT, ENTERED INTO AS OF MARCH I 1998, A COUNTERPART OF WHICH HAS BEEN DEPOSITED WITH THE COMPANY AT ITS PRINCIPAL OFFICE."

     The Company shall place the above legend on the Stock of the Share Recipients' certificates prior to the issuance of such certificates. The Share Recipients, for so long as this Agreement remains in effect, hereby constitute and appoint the Company, and its duly authorized representative, as such Share Recipients' attorney and agent, with authority to place the legend required above on certificates issued or to be issued to the Share Recipients or to any transferee of the Stock while this Agreement remains in effect, and to take such other actions as may be required by the Company under the terms Of this Agreement. The Company shall not be required to take any action unless and until requested and authorized to do so in writing by each and all of the Shareholders, if the Share Recipients shall notify the Company of its objection to any actions otherwise to be taken by the Company pursuant hereto.

     The Shareholders agree that they will indemnify and hold harmless the Company and its directors, officers and other representatives (but only to the extent they are acting in such capacity) from any claims, damages, expenses (including attorney's fees) and other liabilities of any nature which may arise out of or result from actions taken in good faith as authorized hereunder or which may result from any such actions, including all costs and expenses incurred by the Company in any proceeding which it may institute pursuant hereto. The Company shall have the right, if desired, to institute appropriate proceedings in any court of competent jurisdiction to determine the rights of the Share Recipients hereunder.

     6. TERM. This Agreement shall commence and be effective as of the date specified on the signature page of this Agreement, and shall terminate on the expiration of ten (10) years from such date; but this Agreement shall sooner terminate upon (i) the written agreement of all of the Shareholders owning Stock then subject to this Agreement; or (ii) the closing date on which any securities of the Company are registered by the Company in an initial public offering under the Securities Act of 1933, as amended ("IPO Transaction"). Upon the termination of this Agreement, the Company shall be authorized to remove the legend required above from the Stock.

     7. NOTICES. Any notice required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon delivery , by personal or private service with appropriate record of delivery, to the party to be notified, upon deposit with the United States Post Office, by first class mail, postage prepaid and addressed to the party to be notified at the address indicated for such party below or upon delivery by fax transmittal to the fax number for such party below, or at such other address or fax number as a party, including the Share Recipients, may designate by ten (10) days' advance written notice to the other party.

                                Nancy T. Chang:
                           c/o Tanox Biosystems, Inc.
                               10301 Stella Link
                              Houston, Texas 77025
                              Fax No: 713-664-8914

                                Share Recipients:

              Jim Larrick              and    Mark de Boer
              2462 Wyandotte Street           1105 BE Amsterdam
              Mountain View, CA 94043         The Netherlands
              Fax: 650-694-7717               Fax: 011-31-20-434-2317

Notice shall be deemed effectively received (i) five (5) business days after deposit properly addressed, with the United States Post Office, if sent first class mail, postage prepaid, (ii) as of the date delivery is acknowledged by appropriate record, if sent by express mail (public or private service), telegram or fax or other similar communication, or (iii) when receipt is otherwise indicated by the receiving party to the noticing party by correspondence, fax or other reasonable communication.

     8. INCONSISTENCIES. The provisions of this Agreement shall control in the event that there is an inconsistency between this agreement and any other instrument or document by which all the parties hereto are bound.

     9. SUCCESSORS. This Agreement and any power of attorney granted by Share Recipients hereunder, shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the Shareholders. Reference to "Share Recipients" or "Shareholders" hereunder shall include any such successor upon the effectiveness of such transfer. If any Share Recipient transfers or assigns the Stock, he shall notify the Company and the other Shareholders of such transfer at least thirty (30) days prior to the date thereof. The Company shall have the right to require any personal representative, transferee, successor, or assignee of the Share Recipients to acknowledge and agree in writing that any such shares of the Stock transferred are subject to all of the terms and conditions of this Agreement prior to issuing a share certificate(s) to any such personal representative, transferee, successor, or assignee.

     10. ENFORCEABILITY. The Share Recipients agree that this Agreement shall be specifically enforceable in a court of competent jurisdiction, which remedy shall be in addition to any other remedies that may be available at law or in equity.

     II. APPLICABLE LAW. The laws of the State of Texas will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place of performance thereof, and the courts in Houston, Harris County, Texas shall have personal jurisdiction over the parties hereto. If service of process cannot otherwise be effected, it is agreed that the Secretary of State for the State of Texas shall be an agent of each of the parties hereto to receive service of process.

     12. SEVERABILITY. If a court of competent jurisdiction shall adjudge to be invalid any clause, sentence, subparagraph or section of this Agreement, such judgment or decree shall not affect, impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the clause, sentence, subparagraph, paragraph or section so adjudged to be invalid.

     13. AMENDMENT OF AGREEMENT. This Agreement may be changed, modified or amended by a written instrument signed by all of the Shareholders.

     14. PARAGRAPH HEADINGS. The paragraph heading in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. NUMBERS AND GENDER. When required by the context, each number (singular or plural) shall include all numbers and each gender shall include all genders.

     16. COUNTERPARTS. This Agreement is being executed in multiple counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Shareholders have executed this Agreement as of the date set forth above.

_______________________________               Share Recipients:
Nancy T. Chang
                                              PanResources International Ltd.

                                              By:____________________________

                                              Name:__________________________

                                              Title:_________________________


                                              Andries de Nooij B.V.

                                              By:____________________________

                                              Name:__________________________

                                              Title:_________________________

                                              _______________________________
                                              J.W. Larrick, M.D., Ph.D.

                                              _______________________________
                                              J.S. Price, Ph.D.

                                              _______________________________
                                              R.F. Balint, Ph.D.

                                              _______________________________
                                              M.T. den Hartog, Ph.D.

                                              _______________________________
                                              L. Boon, Ph.D.

     Deposit of a counterpart of this Agreement with the Company is hereby acknowledged this ___day of March, 1998.


                                                 TANOX BIOSYSTEMS, INC.

                                                 By:_________________
                                                    John Blickenstaff,
                                                    Vice President and Secretary

                                                    ATTACHMENT 1 -TO BE EXECUTED
                                                           WITH VOTING AGREEMENT

                             TANOX BIOSYSTEMS, INC.

                               Irrevocable Proxy

Effective as of the date of that certain Voting Agreement to which this irrevocable proxy is attached, the undersigned hereby irrevocably appoints Nancy
T. Chang and any substitute or substitutes which she may designate, to be the attorney-in-fact and proxy of the undersigned at all meetings of the shareholders of Tanox Biosystems, Inc. or any adjournment thereof. Nancy T. Chang and any substitute or substitutes which she may designate, are hereby empowered to vote at such meetings all shares of common stock of Tanox Biosystems, Inc. held by the undersigned, or any transferee thereof, which are subject at the time of such vote to the Voting Agreement, for the election of Designated Directors as determined under the Voting Agreement.

This proxy will not be voted on any other matters to come before the meetings of the shareholders. This proxy is coupled with the interests of the above-named proxy in the shares owned by the undersigned that are covered by the Voting Agreement and is irrevocable so long as the shares for which such proxy is given are subject to the Voting Agreement. This proxy shall terminate upon termination of the Voting Agreement.

(Name of Stock Recipient)

PanResources International Ltd.
                                                      __________________________
By:____________________________                       M. de Boer, Ph.D.

Name:__________________________                       __________________________
                                                      J.W. Larrick, M.D., Ph.D.
Title:_________________________
                                                      __________________________
Andries de Nooij B.V.                                 J.S. Price, Ph.D.

By:____________________________                       __________________________
                                                      R.F. Balint, Ph.D.
Name:__________________________
                                                      __________________________
Title:_________________________                       M.T. den Hartog, Ph.D.
                                                      __________________________
                                                      L. Boon, Ph.D.

                                   EXHIBIT B
                       Form of Notarial Deed of Transfer

                           DEED OF TRANSFER OF SHARES
                                PANGENETICS B.V.

Today, the tenth of March nineteen hundred and ninety-eight, appear before me, Jan Bouwen de Snaijer, civil law notary, practising in Amsterdam:

1. Martijn Adriaan Cysouw, candidate civil law notary, residing in 1076 BK Amsterdam, Stadionkade 83, born in Sas van Gent on the sixth of November nineteen hundred and sixty-three, unmarried, identified on the basis of passport Kingdom of the Netherlands, number N248667l7, acting in this matter as proxy of:

       a. PANRESOURCES INTERNATIONAL N.V., a company established under the laws of the Curacao with registered office at Curacao, new Haven Office Center, Emancipatie Boulevard 31, and as such representing this company, hereinafter referred to as: "PanResources";

       b. JAMES WILLIAM LARRICK, scientist, residing in CA 94062 Woodside, United States of America, Star Route Box 48, born in Denver (Colorado) on the fourth of January nineteen hundred and fifty; married, hereinafter referred to as: "Larrick";

       c. the closed company with limited liability: ANDRIES DE NOOIJ B.V., with statutory seat in Amsterdam and offices in 1017 ED Amsterdam, Keizersgracht 810 B, and as such representing this company, hereinafter referred to as: "De Nooij";

       d. JEFFREY STUART PRICE, scientist, residing in 859 Balra frive, El l Cerrito, CA 94530, United States of America, born in Michigan on the second of October nineteen hundred and forty-two, unmarried, hereinafter referred to as: "Price";

       e. LOUIS BOON, project manager, residing in 1069 NJ Amsterdam, Sandinostraat 9, born in Amsterdam on the fifteenth of April nineteen hundred and sixty-three, married, hereinafter referred to as: "Boon";

       f. MARCEL THEODORUS DEN HARTOG, scientist, residing in 1411 WN Monnickendam, Jan Persijn 134, born in Amsterdam on the twenty-third of February nineteen hundred and sixty-five, unmarried, hereinafter referred to as: "Den Hartog";

       g. ROBERT FREDERICK BALINT, scientist, residing in 4003 Scripps Avenue, Palo Alto, CA 94306, United States of America, born in New Jersey on the twenty-seventh of July nineteen hundred and forty-seven, married, hereinafter referred to as: "Balint";

       h. the Foundation: STICHTING ADMINISTRATIEKANTOOR PANGENETICS, with statutory seat in Amsterdam and offices in 1105 BE
              Amsterdam-Zuidoost, Paasheuvelweg 15, and as such representing this company, hereinafter referred to as: "StAk";

       i. TANOX BIOSYSTEMS, INC., a company established under the laws of the State Texas, United States of America, with registered office in Houston, Texas, United States of America, TX77025, 10301 Stella Link, and as such representing this company, hereinafter referred to as: "Transferee";

2. MARK DE BOER, managing director, residing in 1261 BT Blaricum, Naarderweg 20, born in Ajax (Canada) on the twenty-eighth of January nineteen hundred and sixty, married, identified on the basis of passport European Union, Kingdom of the Netherlands number N30538225, acting in this matter:

       a.     in private, hereinafter referred to as: "De Boer";

       b.     as managing director of the closed company with limited liability:

              PANGENETICS B.V., with statutory seat in Heemskerk and offices in 1105 BE Amsterdam-Zuidoost, Paasheuvelweg 15., and as such, after having been designated therefor by the general meeting of shareholders, representing this company., hereinafter referred to as: "the Company"

       PanResources, Larrick, De Nooij, Price, Boon, Den Hartog, Balint en De Boer together hereinafter referred to as: "Transferors";

THE APPEARERS, acting in their aforementioned capacities, CONSIDER THAT:

i. PanResources is holder of the shares, mentioned in article 1.1, these shares hereinafter referred to as: "the PanResources Shares";

ii. Larrick is holder of the shares, mentioned in article 1.2, these shares hereinafter referred to as: "the Larrick Shares";

iii. De Boer is holder of the shares, mentioned in article 1.3, these shares hereinafter referred to as: "the De Boer Shares";

iv. De Nooij is holder of the shares, mentioned in article 1.4, these shares hereinafter referred to as: "the De Nooij Shares";

v. Price is holder of the shares, mentioned in article 1.5, these shares hereinafter referred to as: "the Price Shares";

vi. Boon is holder of the shares, mentioned in article 1.6, these shares hereinafter referred to as: "the Boon Shares";

vii. Den Hartog is holder of the shares, mentioned in article 1.7, these shares hereinafter referred to as: "the Den Hartog Shares";

viii. Balint is holder of the shares, mentioned in article 1.8, these shares hereinafter referred to as: "the Balint Shares";

ix. the PanResources Shares, the Larrick Shares, the De Boer Shares, the De Nooij Shares, the Price Shares, the Boon Shares, the Den Hartog Shares and the Balint Shares together, hereinafter referred to as: "the Shares";

x. according to a purchase and sale agreement dated the tenth of March nineteen hundred and ninety-eight Transferors sold the Shares to Transferee, who purchased the Shares from Transferors, this agreement hereinafter referred to as: "the Agreement";

xi. pursuant to the Agreement, Transferors are obliged to transfer the Shares to Transferee,

and subsequently DECLARE the following:

TRANSFER OF THE SHARES
ARTICLE 1.

1.1 Pursuant to the Agreement PanResources transfers to Transferee, who accepts from PanResources, two hundred thousand (200,000) shares in the share capital of the Company, numbered 180,001 up to and including 380,000, each having a nominal value often Netherlands cents (NLG 0.10), which shares are registered in name of PanResources

1.2 Pursuant to the Agreement Larrick transfers to Transferee, who accepts from Larrick, twenty thousand (20,000) shares in the share capital of the Company, numbered 380,001 up to and including 400,000, each having a nominal value of ten Netherlands cents (NLG 0.10), which shares are registered in name of Larrick

1.3 Pursuant to the Agreement De Boer transfers to Transferee, who accepts from De Boer one hundred ninety thousand (190,000) shares in the share capital of the Company, numbered 1 up to and including 180,000 and 421,165 up to and including 431,164, each having a nominal value of ten Netherlands cents (NLG 0.10), which shares are registered in name of De Boer

1.4 Pursuant to the Agreement De Nooij transfers to Transferee, who accepts from De Nooij twenty-one thousand one hundred sixty-four (21,164) shares in the share capital of the Company, numbered 400,001 up to and including 421,164, each having a nominal value often Netherlands cents (NLG 0.10), which shares are registered in name of De Nooij

1.5 Pursuant to the Agreement Price transfers to Transferee, who accepts from Price ten thousand ( 10,000) shares in the share capital of the Company, numbered 456,165 up to and including 466,164, which shares are registered in name of Price

1.6 Pursuant to the Agreement Boon transfers to Transferee, who accepts from Boon seven thousand five hundred (7,500) shares in the share capital of the Company, numbered 431,165 up to and including 438,664, which shares are registered in name of Boon

1.7 Pursuant to the Agreement Den Hartog transfers to Transferee, who accepts from Den Hartog seven thousand five hundred (7,500) shares in the share capital of the Company, numbered 438,665 up to and including 446,164, which shares are registered in name of Den Hartog

1.8 Pursuant to the Agreement Balint transfers to Transferee, who accepts from Balint ten thousand (10,000) shares in the share capital of the Company, numbered 446,165 up to and including 456,164, which shares are registered in name of Balint

ACQUISITION OF SHARES BY TRANSFERORS
ARTICLE 2.

2.1 PanResources - at that time named PanResources International Limited, of which company the seat was transferred to Cura9ao under the name PanResources International N.V., approved tl1rough resolution of the Ministry of Justice dated the ninth of March nineteen hundred and ninety-eight -acquired the PanResources Shares as a result of purchase, sale and transfer by notarial deed executed on the eighth of January nineteen hundred and ninety-seven by J.B. de Snaijer, civil law notary, practising in Amsterdam, in which deed (i) full discharge for the payment of the purchase price is granted and (ii) the right to dissolve the agreement according to the provisions of article 6:265 of the Netherlands Civil Code is waived

2.2 Larrick acquired the Larrick Shares as a result of issue of the Larrick Shares by the Company and subscription thereto by Larrick at the incorporation of the Company by deed executed on the nineteenth of May nineteen hundred and ninety-five by J. Karstens, civil law notary, practising in Leiden

2.3    De Boer acquired the De Boer Shares as follows:

       a. one hundred eighty thousand ( 180,000) shares, numbered 1 up to and including 180,000 as a result of issue of these shares by the Company and subscription thereto by De Boer at the incorporation of the Company by deed executed on the nineteenth of May nineteen hundred and ninety-five by J. Karstens, aforementioned;

       b. ten thousand (10,000) shares, numbered 421,165 up to and including 421,164 as a result of transfer by way of decertification by notarial deed executed on the tenth of March nineteen hundred and ninety- eight by J.B. de Snaijer, civil law notary, practising in Amsterdam, in which deed (i) full discharge for custody of these shares is granted and (ii) the right to dissolve the agreement according to the provisions of article 6:265 of the Netherlands Civil Code is waived.

2.4 De Nooij acquired the De Nooij Shares as a result of issue of the De Nooij Shares by the Company and subscription thereto by De Nooij on the twenty- seventh of August nineteen hundred and ninety-six pursuant to a resolution of the general meeting of shareholders of the Company , evidenced by deed of issue executed on the twenty-seventh of August nineteen hundred and ninety-six by J.B. de Snaijer, aforementioned

2.5 Price acquired the Price Shares as a result of transfer by way of decertification ("levering ten titel van beeindiging beheer") by notarial deed executed on the tenth of March nineteen hundred and ninety-eight by J.B. de Snaijer, civil law notary, practising in Amsterdam, in which deed
       (i) full discharge for custody of the Price Shares is granted and (ii) the right to dissolve the agreement according to the provisions of article 6:265 of the Netherlands Civil Code is waived

2.6 Boon acquired the Boon Shares as a result of transfer by way of decertification ("levering ten titel van beeindiging beheer") by notarial deed executed on the tenth of March nineteen hundred and ninety-eight by J.B. de Snaijer, civil law notary , practising in Amsterdam, in which deed (i) full discharge for custody of the Boon Shares is granted and
       (ii) the right to
       dissolve the agreement according to the provisions of article 6:265 of the Netherlands Civil Code is waived

2.7 Den Hartog acquired the Den Hartog Shares as a result of transfer by way of decertification ("levering ten titel van beeindiging beheer") by notarial deed executed on the tenth of March nineteen hundred and ninety-eight by J.B. de Snaijer, civil law notary, practising in Amsterdam, in which deed (i) full discharge for custody of the Den Hartog Shares is granted and (ii) the right to dissolve the agreement according to the provisions of article 6:265 of the Netherlands Civil Code is waived

2.8 Balint acquired the Balint Shares as a result of- transfer by way of decertification ("levering ten titel van beeindiging beheer") by notarial deed executed on the tenth of March nineteen hundred and ninety-eight by J.B. de Snaijer, civil law notary, practising in Amsterdam, in which deed
       (i) full discharge for custody of the Balint Shares is granted and (ii) the right to dissolve the agreement according to the provisions of article 6:265 of the Netherlands Civil Code is waived

PURCHASE PRICE.
ARTICLE 3.

3.1 The purchase price of the Shares as well as the manner of payment thereof have been inserted in the Agreement"

3.2 A part of the purchase price being an amount of two hundred sixty-six thousand six hundred sixty-seven United States dollars (US$ 266,667) was paid to Transferors. Transferors grant full discharge to Transferee for payment of the amount mentioned in the preceding sentence.

REPRESENTATION TRANSFERORS
ARTICLE 4.

Without prejudice to the representations mentioned in the Agreement, each of Transferors represents to Transferee to which he transferred the shares that:

a.     he is fully authorised to sell and transfer the shares;

b. no option rights or other rights of third parties to demand transfer of the shares exist;

c. none of the shares is subject to a right of pledge or any other right; no one may demand that such right shall be vested;

d.     none of the shares is subject to seizure (in Dutch: "beslag");

e.     all shares have been paid up in full.

RESTRICTIONS ON THE TRANSFER OF SHARES
ARTICLE 5

Pursuant to the provisions of article 12 paragrapll16 of the articles of association of the Company Transferors herewith declare that the restrictions on the transfer of shares as laid down in the articles of association of the Company do not apply to the present transfers of the Shares.

ACKNOWLEDGEMENT
ARTICLE 6.

The Company acknowledges the transfers of the Shares according to this deed

COSTS.
ARTICLE 7.

The costs of this deed shall be borne by the Company.

ARTICLE 2:204C NETHERLANDS CIVIL CODE.
ARTICLE 8

The provisions of article 2:204c of the Netherlands Civil Code do not apply to the Agreement, as Transferee is not a Netherlands company

GOVERNING LAW.
ARTICLE 9.

This agreement shall be governed by the laws of the Netherlands

To this deed has been attached a copy of the Agreement.

The proxies to the appearers sub 1a, 1b, 1c and 1i are evidenced by four non notarial instruments, which are attached to this deed, The proxies to the appearer sub 1d, 1e, 1f, 1g and 1h are evidenced by five non notarial instruments, which are attached to four deeds of issue of (certified depositary receipts for) shares, executed today, before me, notary. The existence of the proxies is sufficiently evidenced to me, notary

This deed is executed in Amsterdam on the date shown at the head hereof.

After the substance of this deed has been stated to the appearers, they unanimously declared to have noted its contents and not to insist on it being read out in full Immediately after those parts of the deed that the law requires to be read out have been read out, this deed is signed by the appearers, who are known to me, notary, and by me, notary

                                   EXHIBIT C
                            Articles of Association

                              **              B.V.
                              --------------------

                                 C O N T E N T S
                                 ---------------

           Article 1             Name. Corporate Seat.
           Article 2             Objects.
           Article 3             Share capital and shares.
           Article 4             Issue of shares.
           Article 5             Payment for shares.
           Article 6             Repurchase and disposal of shares.
           Article 7             Shareholders register.
           Article 8             Notices of meetings and notifications.
           Article 9             Transfer of shares.
           Article 10            Restrictions on the transfer of shares.
           Article 11            Management.
           Article 12            Resolutions of the managing board.
           Article 13            Representation. Authorised signatories.
           Article 14            General meetings.
           Article l5            Voting rights of shareholders.
           Article 16            Financial year. Annual accounts.
           Article 17            Auditor.
           Article 18            Profit and loss.
           Article 19            Distribution of profits.
           Article 20            Liquidation.
           Article 21            Transitional provision.

                                                                         version
                                                           dated 3-3II/10-3-1998
                                                                      emj/sh/wdh
                                                   F:\ONDWERK\EN\EN98\51445743.Z

on this day, the ** day of ** nineteen hundred and ninety-eight appears before me, Francois Diederik Rosendaal, notaris (civil law notary) in Rotterdam:
**

The person appearing declares that on ** nineteen hundred and ninety-eight the general meeting of shareholders of Pan Genetics B.V., a private company with limited liability, which corporate seat in Heemskerk, The Netherlands, and address at: 1105 BE Amsterdam Zuidoost, The Netherlands, Paasheuvelweg 15, resolved to amend the articles of association of this company and to authorise the person appearing to execute this deed.

Pursuant to those resolutions the person appearing declares that she amends the company's articles of association such that these shall read in full as follows

                            ARTICLES OF ASSOCIATION:

NAME. CORPORATE SEAT.
ARTICLE 1:

The name of the company is: ** B.V.

Its corporate seat is in Heemskerk (The Netherlands).

OBJECTS.
ARTICLE 2.

The objects of the company are:

a. to develop and manufacture medicines and patents on medicines and other pharmaceutical products, as well as to buy and sell, and to import and export of these products;

b. to co-operate, to take an interest in, to take over and/or to conduct the management of and to finance other enterprises, to lend, to provide security included mortgages and guarantees; and

b. to perform all activities which are incidental to or which i may be conductive to any of the foregoing.

SHARE CAPITAL AND SHARES.
ARTICLE 3.

3.1. The authorised share capital of the company amounts to two hundred thousand Dutch guilders (NLG 200,000). It is divided into two million shares of ten cents {NLG 0.10) each.

3.2. The shares shall be in registered form and shall consecutively be numbered from 1 onwards.

3.3.   No share certificates shall be issued.

3.4. The company may make loans in respect of a subscription for or acquisition of shares in its share capital up to an amount not exceeding the amount of its distributable reserves. A resolution by the managing board to make a loan as referred to in the preceding sentence shall be subject to the approval of the general meeting of shareholders, hereinafter also to be referred to as: the general meeting.

       The company shall maintain a non-distributable reserve for an amount equal to the outstanding amount of the loans as referred to in this paragraph.

ISSUE OF SHARES.
ARTICLE 4.

4.1. Shares shall be issued pursuant to a resolution of the general meeting; the general meeting shall determine the price and further terms and conditions of the issue.

4.2.   Shares shall never be issued at a price below par.

4.3. Shares shall be issued by notarial deed, in accordance with the provisions set out in section 2:196 of the civil Code.

4.4. Shareholders have no pre-emption rights upon issue of shares or upon a grant of rights to subscribe for shares.

4.5. The company is not authorised to cooperate in the issue of depositary receipts for shares.

PAYMENT FOR SHARES.
ARTICLE 5.

5.1.   Shares shall only be issued against payment in full.

5.2. Payment must be made in cash, providing no alternative contribution has been agreed.

5.3. Payment in cash may be made in a foreign currency, subject to the company's consent.

REPURCHASE AND DISPOSAL OF SHARES.
ARTICLE 6.

6.1. Subject to authorisation by the general meeting, the managing board may cause the company to acquire such number of fully paid up shares in its own share capital for a consideration that the aggregate par value of the shares in its share capital to be acquired and already held by the company and its subsidiary companies does not exceed half the issued share capital and without prejudice to the other provisions of the law in respect thereof.

6.2. Article 4, paragraph 1, shall equally apply to the disposal 0(pound) shares acquired in its share capital by the company. A resolution to dispose of such shares shall be deemed to include the approval as referred to in section 2=195, subsection 3 of the Civil Code.

SHAREHOLDERS REGISTER.
ARTICLE 7.

7.1. The managing board shall maintain a shareholders register in accordance with the requirements set for that purpose by law.

7.2. The managing board shall make the register available at the office of the company for inspection by the shareholders

NOTICES OF MEETINGS AND NOTIFICATIONS.
ARTICLE 8.

8.1. Notices of meetings and notifications to shareholders shall be sent by registered or regular letter to the addresses stated in the shareholders register.

8.2. Notifications to the managing board 5hall be sent by registered or regular letter to the office of the company or to the addresses of all managing directors.

TRANSFER OF SHARES.
ARTICLE 9.

Any transfer of shares shall be effected by notarial deed, in accordance with the provisions set out in section 2:196 of the civil Code.

RESTRICTIONS ON THE TRANSFER OF SHARES.
ARTICLE 10.

10.1. A transfer of shares in the company -not including a transfer by the company of shares which it has acquired in its own share capital may only be effected with due observance of paragraphs 2 to 7 inclusive of this article.

10.2. A shareholder who wishes to transfer one or more shares shall require the approval of the general meeting.

10.3. The transfer must be effected within three months after the approval has been granted or is deemed to have been granted.

10.4. The approval shall be deemed to have been granted if the general meeting, simultaneously with the refusal to grant its approval, does not provide the requesting shareholder with the names of one or more prospective purchasers who are prepared to purchase all the shares referred to in the request for approval. against payment in cash, at the purchase price determined in accordance with paragraph 5; the company itself may only be designated as prospective purchaser with the approval of the requesting shareholder. The approval shall likewise be deemed granted if the general meeting has not made a decision in respect of the request for approval within six weeks of its receipt.

10.5. The requesting shareholder and the prospective purchasers accepted by him shall determine the purchase price referred to in paragraph 4 by mutual agreement.

       Failing agreement, the purchase price shall be determined by an independent expert, to be designated by mutual agreement between the managing board and the requesting shareholder.

10.6. Should the managing board and the requesting shareholder fail to reach agreement on the designation of the independent expert, such designation shall be made by the President of the Chamber of Commerce and Industry. within the district in which the company has its corporate seat.

10.7. Once the purchase price of the shares has been determined by the independent expert. the requesting shareholder shall be free, for a period of One month after such determination of the purchase price, to decide whether he will transfer his shares to the designated prospective purchasers.

MANAGEMENT:

ARTICLE II.

II.1 The company shall be managed by a managing board, consisting of one or more managing directors. The general meeting shall determine the number of managing directors. A legal entity may be appointed as a managing director.

II.2. Managing directors shall be appointed by the general meeting. The general meeting may at any time suspend and dismiss managing directors.

II.3. The general meeting shall determine the terms and conditions of employment of the managing directors

II.4. In the event that one.-or more managing directors is prevented from acting or is failing, the remaining managing directors or the only remaining managing director shall temporarily be in charge of the management.

       In the event that all managing directors are or the only managing director is prevented from acting or are / is failing, the person designated or to be designated for that purpose by the general meeting shall temporarily be in charge of the management. Failing one or more managing directors the person referred to in the preceding sentence shall take the necessary measures as soon as possible in order to have a definitive arrangement made.

RESOLUTIONS BY THE MANAGING BOARD.
ARTICLE 12.

12.1. With due observance of these articles of association, the managing board may adopt rules governing its internal proceedings. Furthermore, the managing directors may divide their duties among themselves, whether or not by rule.

12.2. The managing board shall meet whenever a managing director so requires. The managing board shall adopt its resolutions by an absolute majority of votes cast.

       In a tie vote, the general meeting shall decide.

12.3. The managing board may also adopt resolutions without holding a meeting, provided such resolutions are adopted in writing, by cable. by telex or by telefax and all managing directors have expressed themselves in favour of the proposal concerned.

12.4. The managing board shall adhere to the instructions of the general meeting in respect of the general financial, social, economic and personnel policies to be pursued by the company.

12.5 The general meeting may adopt resolutions pursuant to which clearly specified resolutions of the managing board require its approval.

REPRESENTATION. AUTHORISED SIQNATORIES.
ARTICLE 13.

13.1 The managing board is authorised to represent the company. In the event that more than one managing director is in office, the company may also be represented by two managing directors acting jointly.

13.2. If a managing director, acting in his personal capacity, enters into an agreement with the company or conducts any litigation against the company. the company may, with due observance of the provisions of the first paragraph, be represented in that matter either by the managing board or the other managing directors, unless the general meeting designates a person for that purpose or the law provides for the designation in a different manner. Such person may also be the managing director in respect of whom there is a conflict of interest. If a managing director has a conflict of interest with the company other than as referred to in the penultimate sentence, he shall, as in the case of the managing board or the other managing directors. have the power to represent the company, with due observance of the provisions of the first paragraph.

13.3. The managing board may grant to one or more persons, whether or not employed by the company, the power to represent the company ("procuratie") or grant in a different manner the power to represent the company on a continuing basis. The managing board may also grant such titles as it may determine to persons, as referred to in the preceding sentence, as well as to other persons, but only if such persons are employed by the company.

GENERAL MEETINGS.
ARTICLE 14.

14.1. The annual general meeting shall be held within six months after the end of the financial year.

14.2. The agenda for this meeting shall in any case include the adoption of the annual accounts and the allocation of profits, unless the period for preparation of the annual accounts has been extended.

       At such general meeting the person referred to in article 11, paragraph 4, shall be designated and, furthermore, all items which have been put on the agenda in accordance with paragraphs 5 and 6 of this article shall be discussed.

14.3. A general meeting shall be convened whenever the managing board or a shareholder considers appropriate.

14.4. General meetings shall be held in the municipality where the company has its corporate seat. Resolutions adopted at a general meeting held elsewhere shall be valid only if the entire issued share capital is represented.

14.5. Shareholders shall be given notice of the general meeting by the managing board, by a managing director or by a shareholder. The notice shall specify the items to be discussed.

14.6. Notice shall be given not later than on the fifteenth day prior to the date of the meeting. If the notice period was shorter or if no notice was sent, no valid resolutions may be adopted unless the resolution is adopted by unanimous vote at a meeting at which the entire issued share capital is represented.

       The provision of the preceding sentence shall equally apply to matters which have not been mentioned in the notice of meeting or in a supplementary notice sent with due observance of the notice period.

14.7. The general meeting shall appoint its chairman. The chairman shall designate the secretary.

14.8.  Minutes shall be kept of the business transacted at a meeting.

VOTING RIGHTS OF SHAREHOLDERS.
ARTICLE 15.

15.1. Each share confers the right to-cast one vote. The voting rights attached to shares may not be conferred on holders of a right of usufruct and holders of a right of pledge on such shares.

15.2. Shareholders may be represented at a meeting by a proxy authorised in writing.

15.3.  Resolutions shall be adopted by an absolute majority of votes cast.

15.4. Shareholders may adopt any resolutions which they could adopt at a meeting, without holding a meeting, provided that the managing directors have been able to advice regarding such resolution. Such a resolution shall only be valid if all shareholders entitled to vote have cast their votes in writing, by cable, by telex or by telefax in favour of the proposal concerned.

Those who have adopted a resolution without holding a meeting shall forthwith notify the managing board of the resolution so adopted.

FINANCIAL YEAR. ANNUAL ACCOUNTS.
ARTICLE 16.

16.1.  The financial year shall coincide with the calendar year.

16.2. Annually, within five months after 'the end of each financial year subject to an extension of such period not exceeding six months by the general meeting on the basis of special circumstances - the managing board shall prepare annual accounts and .shall make these available at the office of the company for inspection by the shareholders. The annual accounts shall be accompanied by the auditors certificate, referred to in article 17, if the assignment referred to in that article has been given, by the annual report, unless section 2:403 of the Civil Code is applicable to the company, and by the additional information referred to in section 2:392. subsection 1 of the Civil Code. insofar as the provisions of that subsection apply to the company.

       The annual accounts shall be signed by all managing directors. If the signature of one or more of them is lacking, this shall be disclosed, stating the reasons thereof.

16.3. Adoption of the annual accounts by the general meeting shall constitute a discharge of the managing board for its management during the financial year concerned, unless a proviso is made by the general meeting and without prejudice to the provisions of the law.

AUDITOR.

ARTICLE 17.

The company may give an assignment to an auditor, as referred to in section 2:393 of the Civil Code, to audit the annual accounts prepared by the managing board in accordance with subsection 3 of such section provided that the company shall give such assignment if the law so requires.

If the law does not require that the assignment mentioned in the preceding sentence be given the company may also give the assignment to audit the annual accounts prepared by the managing board to another expert i such expert shall hereinafter also be referred to as: auditor.

The general meeting shall be authorised to give the assignment referred to above. If the general meeting fails to do so, then the managing board shall be so authorised. The assignment given to the auditor may be revoked at any time by the general meeting and by the managing board if it has given such assignment.

The auditor shall report on his audit to the managing board and shall issue a certificate containing its results.

PROFIT AND LOSS.
ARTICLE 18.

18.1. Distribution of profits pursuant to this article shall be made following the adoption of the annual accounts which show that such distribution is allowed.

18.2.  The profits shall be at the free disposal of the general meeting.

18.3. The company may only make distributions to shareholders and other persons entitled to distributable profits to the extent that its equity exceeds the total amount of its issued share capital and the reserves to be maintained pursuant to the law.

18.4. A loss may only be applied against reserves maintained pursuant to the law to the extent permitted by law.

18.5. When determining the division of the amount to be distributed among shareholders, shares which are held by the company shall not be counted.

DISTRIBUTION OF PROFITS.
ARTICLE 19.

19.1. Dividends shall be due and payable four weeks after they have been declared, unless the general meeting determines another date on the proposal of the managing board .

19.2. The general meeting may resolve that dividends shall be distributed in whole or in part in a form other than cash.

19.3. Without prejudice to article 19, paragraph 3, the general meeting may resolve to distribute all or any part of the reserves.

19.4. Without prejudice to article l8, paragraph 3, an interim dividend shall be distributed out of the profits made in the current financial year, if the general meeting so determines on the proposal of the managing board.

LIQUIDATION.
ARTICLE 20.

20.1. If the company is dissolved pursuant to a resolution of the general meeting, it shall be liquidated by the managing board, if and to the extent that the general meeting shall not resolve otherwise.

20.2. After the legal entity has ceased to exist, the books and records of the company shall remain in the custody of the person designated for that purpose by the liquidators for a period of ten years.

Finally the person appearing declares that at the time of execution of this deed the issued share capital of the company amounts to forty thousand Dutch guilders

(NLG 40,000).

The required ministerial declaration of no-objection was granted on ** nineteen hundred and ninety-eight, number B.V. 522.7.23. The certificate of which section 2:203a of the Civil Code, prescribes that it shall be attached to this deed and the ministerial declaration of no-objec:tion. are attached to this deed.

In witness whereof the original of this deed, which shall be retained by me, is executed in Rotterdam, on the date first given in the head of this deed.

Having conveyed the substance of this deed to the person appearing she has declared that she has taken cognizance of the contents of the deed and does not require it to be read out to her in full.

Immediately after the reading of those parts of the deed which the law prescribes to be read out, this deed is signed by the person appearing, who is known to me, notaris, and by myself, notaris.

                                   EXHIBIT D

                                Letter of Intent

                                LETTER OF INTENT

PanGenetics B. V. ("PanGenetics"), a company organized and existing under the laws of The Netherlands and having its principal place of business at Paasheuvelweg 15, 1105 BE, Amsterdam, The Netherlands, Upither B.V. ("Upither") a company organized and existing under the laws of The Netherlands and having its principal place of business at Yalelaan 1, Utrecht, The Netherlands and the Faculty of Veterinary Medicine of the Utrecht University ("DGK-UU"), having its principal offices at Yalelaan 1, Utrecht, The Netherlands, intend to negotiate a Collaboration, Option and License Agreement that includes the terms and conditions outlined in this letter.

WHEREAS, PanGenetics holds one-third (1/3) of the outstanding shares of Upither;

WHEREAS, DGK-UU holds two-thirds (2/3) of the outstanding shares of Upither;

WHEREAS, Upither has proprietary technology, patent applications and research programs in the field of immunotherapy of autoimmune diseases;

WHEREAS, PanGenetics has preclinical development programs and expertise in the organization of clinical trials in the field of immunotherapy of auto immune diseases;

WHEREAS, PanGenetics, Upither and DGK-UU ("the Parties") wish to provide for a collaboration for the preclinical and clinical development for some of Upither's proprietary technology in the field of immunotherapy of autoimmune diseases ("the Field");

NOW, THEREFORE, the Parties intend to negotiate a Collaboration, Option and License Agreement that will give PanGenetics the responsibility for the preclinical and clinical development for some of Upither's proprietary technology in the Field and therefore agree as outlined below:

1. During a period of six (6) months starting May 15, 1997, the Parties will define and negotiate a binding Collaboration, Option and License Agreement including detailed terminology and the terms outlined in this letter of intent.

2. PanGenetics and DGK-UU will grant to Upither a world-wide, royalty free license with the right to sublicense to make, use and sell products based on or developed with the proprietary technology listed in Exhibit 1 attached hereto. Under these License Agreements Upither will be responsible for all costs associated with the filing and prosecution of all patents and patents applications covering the licensed proprietary technology. 1

3. PanGenetics will obtain from Upither an exclusive Option to world-wide, licenses with the right to sublicense to make, us and sell products based on or developed with the Upither Proprietary Rights listed in Exhibit 1 attached hereto. In return for the exclusive Option, PanGenetics will compensate Upither in the following way:

          PanGenetics will pay to Upither DFL 500,000 per year for an initial period of four (4) years. Upither will use this funding to pay for a Research Program at the department of prof. dr. w. van Eden at DG -VU. The aim of this Research Program will be to study the molecular and cellular mechanisms underlying the pathophysiology of autoimmune diseases. Of the research funding, twenty-five percent (25%) may be spent on general supportive measurements s h as equipment and technical support for routine laboratory activities in the laboratory of prof dr. W. van Eden. Any intellectual property resulting from the Research Program, whether patentable or not, will be owned by Upither. Upither shall provide PanGenetics the rig t of first refusal to all right and title to such inventions. At the end of the third year of the initial period of four (4) years, the Parties may negotiate the terms and conditions under which the Research Program can be extended for an additional period.

4. In the event that PanGenetics exercises its Option granted under this Agreement, the Parties will negotiate the terms of a binding License Agreement for the Upither Proprietary Rights subject of the Option exercise.

5. Upither and PanGenetics agree t execute a binding Agreement under which PanGenetics will obtain an exclusive world-wide license with the right to sublicense to make, use and sell products based on or developed with the Upither Proprietary Rights as defined in patent application PCT/EP95100l08 listed in Exhibit 1 attached hereto. For, and in consideration of the License to the Upither Proprietary Rights as defined in patent application PCT/EP95100l08 granted to PanGenetics, PanGenetics will pay a royalty of 3% of net sales to Upither for Product(s) sold by PanGenetics or its sublicensees to unrelated third parties. In addition, PanGenetics will pay the following milestone payments to Upither: DFL 250,000 upon initiation of phase I or phase I/II clinical testing; DFL 500,000 upon initiation of phase II clinical testing; DFL 750,000 upon initiation of phase III clinical testing and; DFL 1,000,000 upon first product sales.

6. PanGenetics grants to Upither the right of first refusal to provide R&D activities related to the Licensed Products of the present agreement to PanGenetics when clinical testing of such products has commenced.

7. PanGenetics will to the extent practical collaborate with Upither, the laboratory of prof dr. w. van Eden and their associated clinical research groups on the preclinical and clinical testing of lead products under the present a agreement. In the event that PanGenetics determines that it is in the best interest of the project(s) to collaborate with other research or clinical groups, consultation will be made first with Upither.

8. In the event that PanGenetics can not fulfill its financial commitments under this agreement, all rights granted hereunder will revert to Upither.

9. Upither and the group of prof. dr. w. van Eden at DGK-UU may publish or present the findings of the research involving the Research Program, provided that at least thirty (30) days before submission for publication or presentation to any third party a copy of the publication or presentation is delivered to PanGenetics. At PanGenetics' request Upither and the group of prof. dr. w. van Eden at DGK-UU shall delay revealing any patentable subject matter in the disclosure in order to permit the filing of patent applications.

10.  Agreed and accepted:


UPITHER B.V.                                    PANGENETICS B. V.

Signed by:/s/ IR. DRS. G.A. VAN STRIEN          Signed by:/s/ DR. M. DE BOER

Printed name: Ir. drs. G.A. van Strien          Printed name: Dr. M. de Boer

Title: Director.                                Title: Managing Director

Date: June 5, 1997                              Date: May 15, 1997



UPITHER B.V.                                    PANGENETICS B.V.

Signed by:/s/ Dr. M. de Boer                    Signed by:/s/ J.W. Larrick

Printed name: Dr. M. de Boer                    Printed name: J.W. Larrick

Title: Director                                 Title: President

Date: May 15, 1997                              Date: June 17, 1997

                                   EXHIBIT 1

EP 9420072l.2 (DGK-UU)

Peptide fragments of microbial stress proteins and pharmaceutical composition made thereof for the treatment and prevention of inflammatory diseases

Priority dates:     94.03.21 (EP 94200721.2)
                    94.03.22 (EP 94200738.6)
                    94.10.10 (EP 94202927.3)

Country       Filing date       Application No.          Publication No.

PCT            95.03.21         PCT/NL95/00108           publ.: WO 95125944
Australia      95.0321                19628/95
Canada         95.03.21                2185826
Europe         95.03.21             95912506.3           publ: 751957
   (countries: AT BE CH/LI DE DK ES FR GB GR IE IT LU MC NL PT SE)
Japan          95.03.21               7-524557
USA            95.03.21             08/716,169\

EP 96200383.6 (PANGENETICS)

Molecules for the induction of immunological tolerance

Priority dates: 96.02.15 (EP 96200383.6)

Country       Filing date       Application No.          Publication No.
PCT            97.02.17         PCT/EP97/00777

                                   EXHIBIT E

                              Financial Statements

                        [PERDAAN DEN HOUTING LETTERHEAD]

                                PANGENETICS B.V.
                               ANNUAL REPORT 1996
                           AMSTERDAM, THE NETHERLANDS

                        [PERDAAN DEN HOUTING LETTERHEAD]

PANGENETICS B.V., AMSTERDAM, THE NETHERLANDS

ANNUAL REPORT 1996

TABLE OF CONTENTS                                                           PAGE

AUDITORS' REPORT

1 General                                                                      1

2. Tax position                                                                1

3. Compilation report                                                          3

ANNUAL ACCOUTANTS

1. Balance sheet as per December 31, 1996                                      4

2. Profit and loss account 1996                                                6

3. Notes to the balance sheet as per December 31, 1996                         7

4. Notes to the profit and loss account 1996                                  11

(Amounts in this report between brackets are negative).

                        [PERDAAN DEN HOUTING LETTERHEAD]

The board of Directors of
PanGenetics B.V.
Paasheuvelweg 15
1105 BE AMSTERDAM
The Netherlands

Landsmeer, September 16, 1997
JH/ib

Dear Board members,

Herewith you receive our report concerning the annual accounts 1996 of your company. The figures in our report are based on the information we received from your accounting office Crosswise Administration & Information Systems B.V.

I. GENERAL

1.1. ACTIVITIES OF THE COMPANY

PanGenetics B.V. is a biopharmaceutical company.

2. TAX POSITION

2.1. GENERAL

2.2 The corporate income tax returns have been settled untill the bookyear 1996.

2.2. COMPUTATION CORPORATE INCOME TAX FOR 1996

The taxable amount is computed as follows:

                                                                         Dfls.
Income before taxation                                                   61,558
Add: non-deductable costs                                                 2,058
Deduct: investment allowance                                            (12,995)
                                                                        -------
Taxable amount 1996                                                      50,621
                                                                        =======

Confidential

[PERDAAN DEN HOUTING LETTERHEAD]

                                                                            Dfls
The corporate income tax for 1996 amounts                                 18,729
                                                                          ------
Corporate income tax in profit and loss account                           18,729
                                                                          ======

2.3. BALANCE OR CORPORATE INCOME TAX PAYABLE

                                               Total         1996        1995
                                              -------       ------      -------
                                               Dfls.         Dfls.        Dfls.

Payable as per December 31, 1995               13,612         --         13,612
Payments and returns                          (13,612)        --        (13,612)
To be paid 1996                                18,729       18,729         --
                                              -------       ------      -------
Payable as per December 31, 1996               18,729       18,729         --
                                              =======       ======      =======

Confidential

                        [PERDAAN DEN HOUTING LETTERHEAD]

3. COMPILATION REPORT

On the basis of information provided by management we have compiled, in accordance with the International Standard on Auditing applicable to compilation engagements, the balance sheet of PanGenetics B.V. at December 31, 1996 and statements of income and cash flows for the year then ended. Management is responsible for these financial statements. we have not audited or reviewed these financial statements and accordingly express no assurance thereon.

Yours truly,

Perdaan Den Houting - Accountants

/s/ JACOB O. DEN HOUTING RA
Jacob O. den Houting RA

Confidential

                        [PERDAAN DEN HOUTING LETTERHEAD]

PANGENETICS B.V., AMSTERDAM, THE NETHERLANDS

1. BALANCE SHEET AS PER DECEMBER 31, 1996
(after profit appropriation)

                                        December 31, 1996     December 31, 1995
                                       -------------------   -------------------
                                             Dfls.                  Dfls.

       ASSETS

       FIXED ASSETS

3.2.1. TANGIBLE FIXED ASSETS
       Rebui1ding                        14,756
       Laboratory equipment              16,323
       Other tangible fixed assets       21,978                 8,848
                                       --------              --------
                                                    53,057                 8,848
       CURRENT ASSETS

       INVENTORY
       Work in progress                             38,500

3.2.2. RECEIVABLES
       Trade debtors                     47,588                52,657
       Share capital to be paid          40,000                40,000
       Other receivables and
         prepayments                    191,068                   496
                                       --------              --------
                                                   278,656                93,153

       CASH AT BANK                                210,687                81,281
                                                  --------              --------
       TOTAL ASSETS                                580,900               183,282
                                                  ========              ========

Confidential

                        [PERDAAN DEN HOUTING LETTERHEAD]

                                        December 31, 1996     December 31, 1995
                                       -------------------   -------------------
                                              Dfls.                  Df1s.

       LIABILIES

3.2.3. EQUITY
       ISSUED CAPITAL                    42,116                40,000
       PREMIUM                          197,883
       OTHER RESERVE                     21,834                22,003
                                       --------              --------
                                                   261,833                62,003

3.2.4. PROVISIONS
       Subsidiary                                   29,698

3.2.5. SHORT TERM LIABILITIES
       Trade creditors                   11,744                22,216
       Taxes and social security
         premiums                        19,378                 5,753
       Accrued expenses and other
         payables                       258,247                93,310
                                       --------              --------
                                                   289,369               121,279
                                                  --------              --------
       TOTAL LIABILITIES                           580,900               183,282
                                                  ========              ========

Confidential

                        [PERDAAN DEN HOUTING LETTERHEAD]

PANGENETICS B.V., AMSTERDAM, THE NETHERLANDS

2. PROFIT AND LOSS ACCOUNT 1996

                                               1996                 1995
                                        ------------------   ------------------
                                               Dfls.                Dfls.

       NET SALES
       Contract income                             494,976              267,946
       Subsidies                                   157,543
                                                  --------             --------
       TOTAL TRADING INCOME                        652,519              267,946
                                                  ========             ========
4.2.1. Laboratory and research           259,382               63,955
4.2.2. Personnel                         205,880              104,721
4.2.3. Depreciation on tangible
        fixed assets                       9,940                2,055
4.2.4. Other operating expenses          115,828               60,831
                                        --------             --------
       TOTAL OF OPERATING EXPENSES                (591,030)            (231,562)
                                                  --------             --------
       OPERATION RESULT                             61,489               36,384
                                                  ========             ========
       Interest                                         69                 (769)
                                                  --------             --------
       RESULT FROM ORDINARY ACTIVITIES
        BEFORE TAXATION:                            61,558               35,615
                                                  ========             ========
       Taxation                          (18,729)             (13,612)
       Loss subsidiary                   (42,998)
                                        --------             --------
                                                   (61,727)             (13,612)
                                                  --------             --------
       NET RESULT                                     (169)              22,003
                                                  ========             ========

Confidential

 [PERDAAN DEN HOUTING LETTERHEAD]

PANGENETICS B.V., AMSTERDAM, THE NETHERLANDS

4. NOTES TO THE BALANCE SHEET AS PER DECEMBER 31, 1996

3.1. GENERAL

3.1. PRINCIPLES OF VALUATION

3.1.1. GENERAL

The annual accounts are based on historical cost. The valuation and accounting policies remained unchanged compared with the previous year. The valuation policies applied are set out below; unless indicated otherwise, transactions are valued at amounts for which they were acquired or incurred. All assets and liabilities denominated in foreign currencies have been translated at the rates of exchange on the balance sheet date. Exchange differences are taken to the profit and loss account

3.1.2. VALUATION POLICIES APPLIED

TANGIBLE FIXED ASSETS

Tangible fixed assets are stated at purchase value less straight line depreciations during the useful economic life, taking the residual value into account.

FINANCIAL FIXED ASSETS

SUBSIDIARIES

The investments in subsidiaries are stated at the net asset value.

RECEIVABLES

Receivables are carried at their face value, less a provision for doubtful accounts where applicable.

Confidential

                        [PERDAAN DEN HOUTING LETTERHEAD]

3.2. NOTES TO THE BALANCE SHEET AS PER SEPTEMBERJO, 1997

3.2.1. TANGIBLE FIXED ASSETS

                                                              Other
                                                Laboratory   tangible
                                    Rebuilding  equipment  fixed assets  Total
                                    ----------  ---------- ------------ -------
                                      Dfls.        Dfls.        Dfls.     Dfls.

Balance as per December 31, 1995

Purchase value                          --          --        10,903     10,903

Cumulative depreciation                 --          --        (2,055)    (2,055)
                                     -------     -------     -------    -------
Book value                              --          --         8,848      8,848
                                     =======     =======     =======    =======
Investments                           15,006      20,982      18,161     54,149
Depreciation                            (250)     (4,659)     (5,031)    (9,940)
                                     -------     -------     -------    -------
                                      14,756      16,323      13,130     44,209
                                     =======     =======     =======    =======
Balance as per December 31, 1996

Purchase value                        15,006      20,982      29,064     65,052
Cumulative depreciation                 (250)     (4,659)     (7,086)   (11,995)
Book value                            14,756      16,323      21,978     53,057
                                     =======     =======     =======    =======
Depreciation percentages                  20%         25%   20-33 1/3%

3.2.2. RECEIVABLES

SHARE CAPITAL TO BE PAID                        12-31-1996    12-31-1995
                                                ----------    ----------
                                                   Dfls.         Dfls.

Mr. De Boer 180,000 shares of Dfls. 0.10            18,000        18,000
Mr. Lerrick 220,000 shares of Dfls. 0.10            22,000        22,000
                                                ----------    ----------
                                                    40,000        40,000
                                                ==========    ==========

Confidential

                        [PERDAAN DEN HOUTING LETTERHEAD]

OTHER RECEIVABLES AND PREPAYMENTS                       12-31-1996   12-31-1995
                                                        ----------   ----------
                                                           Dfls          Dfls.
Subsidies                                                  157,543         --
Prepaid expenses                                            30,613         --
Other receivables and prepayments                            2,912          496
                                                        ----------   ----------
                                                           191,068          496
                                                        ==========   ==========

3.2.3. EQUITY

ISSUED CAPITAL

The authorized capital of the company amounts to Dfls. 200,000. The authorized capital is divided into 2,000,000 shares of Dfls. 0.10. The issued capital consists of 421,160 shares, with a value of Dfls. 42,116.

PREMIUM

During 1996 21,160 shares were issued at a price of Dfls. 9.45 per share resulting in a total premium ofDfls. 197,883.

3.2.4. PROVISIONS

SUBSIDIARY

This concerns a provisions for the subsidiary company Upither B.V. in Amsterdam, which has a negative net asset value. The subsidiary amounts to Dfls. 13,300 nominal value which is 33,25% of the issued capital.

                                                                          1996
                                                                        -------
                                                                          Dfls.
Net-asset value January 1                                                13,300
Share in result bookyear                                                (42,998)
                                                                        -------
Net-asset value December                                                (29,698)
                                                                        =======
The acquisation price amounts to                                         13,300
                                                                        =======

Confidential

                        [PERDAAN DEN HOUTING LETTERHEAD]

3.2.5. Short term liabilities

TAXES AND SOCIAL SECURITY PREMIUMS                    12-31-1996     12-31-1995
                                                      ----------     ----------
                                                         Dfls.         Dfls

Corporate income tax                                      18,729         13,612
Payroll tax                                                4,356           --
Dutch VAT                                                 (5,234)        (5,267)
Industrial insurance board                                 1,527         (2,592)
                                                      ----------     ----------
                                                          19,378          5,753
                                                      ==========     ==========

ACCRUED EXPENSES AND OTHER PAYABLES                   12-31-1996     12-31-1995
                                                      ----------     ----------
                                                         Dfls.           Dfls.
Medical consultants                                      128,270         31,038
Laboratory materials                                      56,808         31,700
Invoiced in advance                                       21,250           --
Accounting and tax consultancy                            17,260         10,575
Vacation allowance                                        13,497          5,394
Shareholder                                                8,939           --
Other items                                               21,162          5,664
                                                      ----------     ----------
                                                         258,247         93,310
                                                      ==========     ==========

Confidential

                        [PERDAAN DEN HOUTING LETTERHEAD]

PANGENETICS B. V., AMSTERDAM, THE NETHERLANDS

4. NOTES TO THE PROFIT AND LOSS ACCOUNT 1996

4.1. ACCOUNTING POLICES

GENERAL

With respect to the items included in the operating result, profits have only been included if and in so far as they have been realized in the financial year and losses and risks have been taken into account which originated before the end of the financial year. Costs related to the proceeds are based on historical prices as incurred.

Income and expenses denominated in foreign currencies are translated at the average rates in the course of the period. Exchange differences are directly added to or charged against the result

MANAGEMENT CONSULTING AND TRAINING

This represents the amounts invoiced to third parties in the reporting year for services Tendered during the financial year, excluding V.A.T.

DEPRECIATION

Depreciation is computed by means of fixed percentages of the acquisition cost on the basis of the expected usefu1life. Profits and losses resulting from the sale of tangible fixed assets are included under depreciation.

TAXATION

Taxation on the income is calculated taking into account the prevailing fiscal facilities and the non-deductible expenses.

Confidential

                        [PERDAAN DEN HOUTING LETTERHEAD]

4.2. NOTES TO THE PROFIT AND LOSS ACCOUNT FOR 1996

4.2.1. LABORATORY AND RESEARCH

                                                             1996         1995
                                                           --------     --------
                                                             Dfls.        Dfls.

Laboratory materials                                        102,186       32,918
Research and development advices                             90,980         --
Medical advices                                              65,637       31,037
Other laboratory costs                                          579         --
                                                           --------     --------
                                                            259,382       63,995
                                                           ========     ========

4.2.2. PERSONNEL
                                                              1996       1995
                                                            -------    --------
                                                             Dfls.       Dfls.
Salary and wages                                            211,684      74,773
Compensation allowance                                       28,135      11,353
Subsidy                                                     (58,949)    (23,030)
Management fee                                               14,200      34,300
Other personnel expenses                                     10,810       7,325
                                                           --------    --------
                                                            205,880     104,721
                                                           ========    ========

4.2.3. DEPRECIATION ON TANGIBLE FIXED ASSETS

                                                             1996         1995
                                                           --------     --------
                                                             Dfls.        Dfls.
Rebuilding                                                      250
Laboratory equipment                                          4,659
Other tangible fixed assets                                   5,031        2,055
                                                           --------     --------
                                                              9,940        2,055
                                                           ========     ========

Confidential

                        [PERDAAN DEN HOUTING LETTERHEAD]

4.2.4. OTHER OPERATING EXPENSES

                                                            1996          1995
                                                          --------      --------
                                                            Dfls.         Dfls.
Sales expenses                                              24,499        27,460
Car expenses                                                21,722
Housing expenses                                            11,149
General expenses                                            58,458        33,371
                                                          --------      --------
                                                           115,828        60,831
                                                          ========      ========

                                                             1996         1995
SALES EXPENSES                                             --------     --------
                                                             Dfls.        Dfls.
Travelling expenses                                          20,937       26,308
Other sales expenses                                          3,562        1,152
                                                           --------     --------
                                                             24,449       27,460
                                                           ========     ========

                                                             1996         1995
CAR EXPENSES                                               --------     --------
                                                             Dfls.        Dfls.
Other car expenses                                           21,722
                                                           ========     ========

                                                             1996         1995
HOUSING EXPENSES                                           --------     --------
                                                             Dfls.        Dfls.
Rent                                                         11,149
                                                           ========     ========

                                                             1996         1995
GENERAL EXPENSES                                           --------     --------
                                                             Dfls.        Dfls.
Consultancy charges                                          15,751        8,266
Accounting                                                   13,419       12,775
Telephone and fax                                            12,069        4,359
Office supplies                                              10,107        5,542
Capital transfer tax                                          2,000
Subscriptions                                                 1,836        1,460
Other general expenses                                        3,276          969
                                                           --------     --------
                                                             58,458       33,371
                                                           ========     ========

PANGENETICS B.V., AMSTERDAM, THE NETHERLANDS

I. PROFIT AND LOSS ACCOUNT 1997

                                             1997                   1996
                                      -------------------   -------------------
                                             Dfls.                  Dfls.
NET SALES
Contract income                                   675,597               494,976
Subsidies                                         214,867               157,543
                                                 --------              --------
TOTAL TRADING INCOME                              890,464               652,519
                                                 ========              ========
Laboratory and research                209,758               259,382
Personnel                              434,478               205,880
Depreciation on tangible fixed assets   21,702                 9,940
Other operating expenses               247,390               115,828
                                      --------              --------
TOTAL OF OPERATING EXPENSES                      (913,328)             (591,030)
                                                 --------              --------
OPERATION RESULT                                  (22,864)               61,489
                                                 ========              ========
Interest                                           (1,498)                   69
                                                 --------              --------
RESULT FROM ORDINARY ACTIVITIES
  BEFORE TAXATION                                 (24,362)               61,558
                                                 ========              ========
Taxation                                 8,526               (18,729)
Loss subsidiary                        (82,886)              (42,998)
                                      --------              --------
                                                  (74,360)              (61,727)
                                                 --------              --------
NET RESULT                                        (98,722)                 (169)
                                                 ========              ========

(Unaudited)

                                          December 31, 1997    December 31, 1996
                                         -------------------  ------------------
                                                Dfls.                 Dfls.
LIABILITIES

EQUITY
ISSUED CAPITAL                             42,116               42,116
PREMIUM                                   197,883              197,883
OTHER RESERVE                             (76,888)              21,834
                                         --------             --------
                                                     163,111             261,833

PROVISIONS
Subsidiary                                           112,584              29,698

SHORT TERM LIABILITIES
Trade creditors                            21,106               11,744
Taxes and social security premiums                              19,378
Accrued expenses and other payables       123,902              258,247
                                         --------             --------
                                                     145,008             289,369
                                                    --------            --------
TOTAL LIABILITIES                                    420,703             580,900
                                                    ========            ========

(Unaudited)

PANGENETICS B.V., AMSTERDAM, THE NETHERLANDS

1. BALANCE SHEET AS PER DECEMBER 31, 1997

 (after profit appropriation)

                                           December 31, 1997  December 31, 1996
                                          ------------------  ------------------
                                                 Dfls.                Dfls.

ASSETS

FIXED ASSETS

TANGIBLE FIXED ASSETS
Rebuilding                                  11,755              14,756
Laboratory equipment                        13,245              16,323
Other tangible fixed assets                 25,733              21,978
                                          --------            --------
                                                      50,733              53,057

CURRENT ASSETS

INVENTORY
Work in progress                                                          38,500

RECEIVABLES
Trade debtors                              149,545              47,588
Share capital to be paid                    40,000              40,000
Other receivables and prepayments           97,902             191,068
                                          --------            --------
                                                     287,447             278,656

Cash at bank                                          82,523             210,687
                                                    --------            --------
TOTAL ASSETS                                         420,703             580,900
                                                    ========            ========

(Unaudited)

DISCLOSURE SCHEDULE

SECTION IV (M)(C) Patents owned or licensed by PanGenetics B.V.

 Application No.                               Title
--------------------------------------------------------------------------------
WO 97/30150             Molecules for the Induction of Immunological Tolerance
(PCT /EP97/00777)
--------------------------------------------------------------------------------
WO 95/25744             Peptide Fragments of Microbial Stress Proteins and
(PCT/NL95/00108)        Pharmaceutical Composition Made Thereof for the
                        Treatment and Prevention of Inflammatory Diseases
--------------------------------------------------------------------------------
PCT/NL97/00438          Compositions and Methods for Induction of T Cell
                        Tolerance
--------------------------------------------------------------------------------
EP 97203607.3           Compositions and Methods for Treatment of Autoimmune
                        Diseases
--------------------------------------------------------------------------------
EP 97201759.4           Compositions and Methods for Allergy Immunotherapy
--------------------------------------------------------------------------------
EP 97200724.9           Anti-CD40L Immunotoxins for the Treatment of Diseases
EP 97201895.6
--------------------------------------------------------------------------------
WO 96/40260             Immunotoxins Specific for CD80 and CD86 Expressinq Cells
(PCT/EP96/02492)
--------------------------------------------------------------------------------
US 5,677,165            Anti-CD40 Monoclonal Antibodies Capable of Blockinq B
                        Cell Activation
--------------------------------------------------------------------------------
US 5,397, 703           Method for Generation of Antibodies to Cell Surface
                        Molecules
--------------------------------------------------------------------------------
WO 94/01547             A method for generation of antibodies to cell surface
(PCT/US93/06432)        molecules
--------------------------------------------------------------------------------
WO 98/03670             Induction of T Cell Tolerance Using a Soluble Molecule
(PCT/NL97/00438)        That Can Simultaneously Block Two Costimulatory Pathways
--------------------------------------------------------------------------------
EP 97201725.5           Bouganin
--------------------------------------------------------------------------------

Disclosure Schedule (page 2)

SECTION IV(N) Material Agreements

     Title                     Date                   Parties
--------------------------------------------------------------------------------
Letter of Intent              8/11/95        PanGenetics B.V. & Panorama
                                             Research, Inc.
--------------------------------------------------------------------------------
Commercial License            2/24/96        PanGenetics B. V. & Panorama
Agreement                                    Research, Inc.
--------------------------------------------------------------------------------
Commercial License           10/17/96        PanGenetics B.V. & Panorama
Agreement                                    Research, Inc.
--------------------------------------------------------------------------------
Collaboration and        Signed by de Boer   PanGenetics B. V. & University of
License Agreement        on March 5, 1998    Bologna
--------------------------------------------------------------------------------
Letter of Intent              6/17/97        PanGenetics B.V., Upither B.V. and
                                             Netherlands Faculty of Veterinary
                                             Medicine, University of Utrecht
--------------------------------------------------------------------------------
Option Contract               5/16/97        University of Bologna & PanGenetics
                                             B.V.
--------------------------------------------------------------------------------
Research Collaboration         2/9/98        PanGenetics B. V. & Transgene S.A.
Agreement
--------------------------------------------------------------------------------
Materials Transfer            5/29/97        Dept. of Pathology, Fukushima
Agreement to PRI                             Medical College & Panorama
                                             Research, Inc.
--------------------------------------------------------------------------------
Assignment                    7/23/97        Panorama Research, Inc. to
                                             PanGenetics B.V.
--------------------------------------------------------------------------------
Option Agreement              4/29/97        Dept. of Pathology, Fukushima
                                             Medical College & Panorama
                                             Research, Inc.
--------------------------------------------------------------------------------
License Agreement            10/25/93        Dept. of Pathology, Fukushima
                                             Medical College & Pharmingen Corp.
--------------------------------------------------------------------------------
Project Proposal re              1/98        Green Cross Corp. & PanGenetics
Generating anti-IL 12R 2                     B.V.
Chain Humanized Abs
--------------------------------------------------------------------------------
Chiron -PanGenetics           9/25/95        Chiron Corp., PanGenetics B.V. Mark
Research and Development                     de Boer, Panorama Research, Inc.
License and Options for
Commercial License (with
Exhibits)
--------------------------------------------------------------------------------
License Option and            2/28/97        Innogenetics N.V., PanGenetics B.V.
Collaboration
--------------------------------------------------------------------------------
Research Collaboration        6/25/95        PanGenetics B. V. & Panorama
Agreement                                    Research, Inc.
--------------------------------------------------------------------------------
Materials Transfer Letter      8/8/95        Xoma Corp. & Panorama Research,
Agreement                                    Inc.
--------------------------------------------------------------------------------

Disclosure Schedule (page 3)

SECTION IV(C) Notices/Approvals for R&D Programs

(list subsidy approvals/notices from attorney's due diligence)

ADDITIONAL DISCLOSURE MATTERS

In addition to any documents and information disclosed above, the Company has provided to Tanox for review in connection with this transaction all of those documents set forth on the following "List of documents reviewed", which is included as a part of the Disclosure Schedule and incorporated as appropriate in the Disclosure of material contracts and agreements under Section IV(N) above.

Disclosure Schedule (page 4)

LIST OF DOCUMENTS REVIEWED

CORPORATE DOCUMENTS

-  Articles of association of PanGenetics dated May 19, 1995

- Shareholders agreement between Pangenetics and University of Utrecht dated June 14, 1996

-  Deed of issue of shares of PanGenetics dated August 27, 1996

-  Minutes of the general meeting of shareholders of PanGenetics

-  Deed of incorporation of Upither B.V. dated October 10, 1996 .

- Deed of purchase, sale and transfer of shares of PanGenetics dated January 8, 1997

- Deed of incorporation of Stichting Administratiekantoor PanGenetics, dated July 30, 1997

- Trust conditions shares PanGenetics dated July 30, 1997 Register of shareholders

-  Option agreement between PanGenetics, M. de Boer and Stichting
   Administratiekantoor PanGenetics

CONTRACTS

Research agreements

- Research agreement, number 950209, between PanGenetics and Innogenetics N.V. dated May 15, 1995

- Research agreement, number 960521, between PanGenetics and Innogenetics N.V. dated June 30, 1996

- Research agreement. Number 960530, between PanGenetics and Innogenetics N.V. dated June 30, 1996

-  Agreement between the University of Amsterdam and PanGenetics dated July 7,
   1996

-  Research agreement between PanGenetics and Oiagnocure Inc., dated July 18,
   1997

- Research agreement between PanGenetics and Nederlands Academisch Ziekenhuis Maastricht, dated October 25, 1996

- Research Agreement between PanGenetics and Allergenen Laboratorium B. V. dated November 26, 1996

- Agreement between PanGenetics and Nederlands Academisch Ziekenhuis Maastricht, dated February 28, 1997.

Financial (subsidy) agreements

- Subsidy agreement between PanGenetics and the Ouch Government dated August 9, 1996

Disclosure Schedule (page 5)

- Agreement between the European community and among others PanGenetics, dated October 15, 1997

-  Two brochures of subsidies of Senter (TOK and BTS) Confidentiality agreements

- Confidentiality agreement between PanGenetics and Oxford Molecular, dated March 10, 1995

- Confidentiality agreement between PanGenetics and Mogen International B.V., dated July 13, 1995

- Confidentiality agreement between PanGenetics and Introgen B.V., dated July 13,1995

- Confidentiality agreement between PanGenetics and Eurogentics B.V., dated December 7, 1995

- Agreement for receipt of confidential information between Morphosys GmbH and PanGenetics dated March 25, 1995

- Confidentiality agreement between PanGenetics and HAL Energy Group dated November 26, 1996

- Confidentiality agreement between Flanders Interuniversity Institute for Biotechnology, CESAME and PanGenetics dated February 14,1997

- Confidentiality agreement between PanGenetics and the Department of Pharmology Faculty of Pharmacy University Utrecht, dated April 1, 1997

- Confidentiality agreement between PanGenetics and Conal Beheer B.V., dated April 7, 1997

- Confidentiality agreement between Diagnocure Inc. and PanGenetics, dated July 4, 1997

- Confidentiality agreement between Genentech Inc. and PanGenetics, dated December 8, 1997

Tenancy

- Tenancy agreement between PanGenetics and Allrest Onroerend Goed B.V. dated December 13, 1996

Employment

- Consultancy agreement between PanGenetics B.V. and A.M. Kroon, dated July 1, 1995

-  Employment contract between PanGenetics B.V. and L. Boon, dated July 1, 1995

- Employment contract between PanGenetics B.V. and M.T. den Hartog, dated July 1, 1995

- Board member agreement between PanGenetics B.V. and J.S. Price, dated July 25, 1996

-  Employment contract between PanGenetics B.V. and S, Heerkens, dated July 1,
   1996

Disclosure Schedule (page 6)

- Consultancy contract between PanGenetics B.V. and C.L. Verweij, dated September 3, 1996

- Employment contract between PanGenetics B.V. and A. P. Ortiz Buijsse, dated July 1, 1996

- Employment contract between PanGenetics B.V. and K. Neijens, dated December 1, 1996

-  Employment contract between PanGenetics B.V. and E. Hessel, dated June 1,
   1997

- Employment contract between PanGenetics B.V. and J.G.I. van Rietschoten, dated June 1, 1997

Insurances

-  Policy of collective negligence insurance, dated May 27, 1997

-  Policy of collective disability insurance, dated May 27, 1997

-  Policy of collective accident insurance, dated May 27, 1997

-  Policy of employer's liability insurance, dated September 3, 1997

-  Policy of electronics insurance, dated December 3, 1997